Exhibit (h)(1)

TRANSFER AGENCY AND SERVICES AGREEMENT

AGREEMENT, dated as of December 19, 2013 by and between each of the investment companies listed on Schedule A attached hereto, as amended from time to time (each a “Fund” and collectively the “Funds”) and each having its principal place of business as listed on Schedule A, as amended from time to time, and BNY Mellon Investment Servicing (US) Inc. (“Transfer Agent” or “BNYM”), a Massachusetts corporation with principal corporate offices at 301 Bellevue Parkway, Wilmington, Delaware 19809. Any references herein to “the Fund” are meant to encompass each applicable Fund or series thereof, as the context requires.

WITNESSETH

WHEREAS, each Fund is authorized to issue Shares in one or more separate series, with each such series representing interests in a separate portfolio of securities or other assets. Each such series is identified in Schedule A, as such schedule may be amended from time to time (each a “Portfolio”). References to a Fund in the Agreement shall refer to a Portfolio if the context so requires;

WHEREAS, each Fund desires to appoint Transfer Agent as its transfer agent, registrar, dividend disbursing agent and shareholder servicing agent with respect to each Class of each Fund or Portfolio and Transfer Agent desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, each Fund and Transfer Agent agree as follows:

Article 1 Definitions

1.1 Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

(a) “Articles of Incorporation” shall mean the Articles of Incorporation, Declaration of Trust, or other similar organizational document as the case may be, of a Fund as the same may be amended from time to time.

(b) “Authorized Person” shall be any person, whether or not such person is an officer or employee of a Fund, duly authorized to give Oral Instructions or Written Instructions on behalf of the Fund as indicated in a written document that has been executed by the Secretary or the Assistant Secretary of the Fund and delivered to Transfer Agent from time to time.

(c) “Authorized Trading Person” shall be any person listed in Addendum A, as it may be amended by a Fund from time to time, who has been authorized by the Fund to instruct Transfer Agent pursuant to Section 9(c) of Schedule B to accept Fund transactions after the close of trading as provided in the Prospectus in good order and consistent with the Fund’s procedures for such trades.

(d) “Board Members” shall mean the Directors or Trustees of the governing body of the Fund, as the case may be.

(e) “Board of Directors” shall mean the Board of Directors or Board of Trustees of the Fund, as the case may be.

(f) “Class” shall mean a class of shares of a Fund or Portfolio, as appropriate.

(g) “Commission” shall mean the Securities and Exchange Commission.

(h) “Confidential Information” shall have the meaning set forth in Article 17.1(a) herein.

(i) “Custodian” refers to any custodian or subcustodian of securities and/or other property which a Fund or Portfolio may from time to time deposit, or cause to be deposited or held under the name or account of such a custodian pursuant to a Custodian Agreement.

(j) “1933 Act” shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, all as amended from time to time.

(k) “1934 Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as amended from time to time.

(l) “1940 Act” shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, all as amended from time to time.

(m) “Oral Instructions” shall mean instructions, other than Written Instructions, received by Transfer Agent from a person reasonably believed by Transfer Agent to be an Authorized Person or Authorized Trading Person, with subsequent Written Instructions confirming the instructions (as described below);

(n) “Prospectus” shall mean the currently effective Fund or Portfolio Prospectus and Statement of Additional Information, including supplements thereto, if any, which has been filed under the 1933 Act and the 1940 Act.

(o) “Service Accounts” shall have the meaning set out in Article 7.4 of this Agreement.

(p) “Service Effective Date” means the business date, following the completion of the conversion of the Funds’ books and records from the recordkeeping system of the Funds’ prior service provider to the recordkeeping system of BNYM, that the first live transaction is processed by BNYM for the Funds on a production basis.

(q) “Shares” refers collectively to such shares of capital stock or beneficial interest, as the case may be, of a Fund or Portfolio or a Class thereof as may be issued from time to time.“Shareholder” shall mean a holder of Shares of a Fund or Portfolio.

(r) “Written Instructions” shall mean (i) a written instruction signed by a person reasonably believed by Transfer Agent to be an Authorized Person or Authorized Trading Person, including manually executed originals and telefacsimile of a manually executed original; (ii) trade instructions transmitted (and received by Transfer Agent) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier; and (iii) electronic mail from a person reasonably believed by Transfer Agent to be an Authorized Person or Authorized Trading Person in a format mutually acceptable to the parties to this Agreement sent to an authorized person of BNYM, as listed in a written document provided by BNYM to the Funds, which may be updated from time to time as required.

Article 2 Appointment of Transfer Agent

2.1 Each Fund hereby appoints and constitutes Transfer Agent as transfer agent, registrar, dividend disbursing and shareholder servicing agent for Shares of the Fund. Transfer Agent accepts each such appointment and agrees to perform the duties hereinafter set forth.

Article 3 Duties of Transfer Agent

3.1 Transfer Agent shall be responsible for:

(a) Administering and/or performing the customary services of a transfer agent and dividend disbursing agent; acting as service agent in connection with dividend and distribution functions; and performing shareholder account and administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of Shares of each Fund, all as more fully described in the written schedule of Duties of Transfer Agent annexed hereto as Schedule B and incorporated herein, and in accordance with the terms of the Prospectus of each Fund, applicable laws, regulations and requirements of any governmental authority having jurisdiction over the Transfer Agent or the Fund with respect to the duties of the Transfer Agent hereunder, and the procedures established from time to time between the Fund and Transfer Agent.

(b) Recording the issuance of Shares and maintaining pursuant to Rule 17Ad-10(e) under the 1934 Act a record of the total number of Shares of each Class of each Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. Transfer Agent shall provide each Fund on a regular basis, at such intervals as the parties hereto shall agree to from time to time, with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund. Transfer Agent will comply with all requirements applicable to a transfer agent for a registered investment company, under the 1934 Act, 1940 Act and other state or federal securities laws, as applicable.Providing information, access and reports upon request to a Fund or the Fund’s Chief Compliance Officer, as necessary for the Chief Compliance Officer or Fund to comply with Rule 38a-1 under the 1940 Act.

3.2 “Blue Sky” Reporting. The Fund or its administrator shall identify to the Transfer Agent in writing the states and countries where the Shares of the Fund are registered or exempt, and the number of Shares of each Class registered for sale with respect to each state or country, as applicable. The Transfer Agent or any delegate will comply in all respects with the Written Instructions of the Fund or its administrator in connection with the identification of such states and countries, and the number of Shares of each Class registered for sale with respect to each state or country, as applicable. The Transfer Agent shall (i) establish parameters on the BNYM system for the daily transmission of a file to the Fund’s designated Blue Sky vendor (“Blue Sky Vendor”) showing sales of Shares by Class in each state or country as may currently be permitted by the functionalities of the BNYM System as of the Effective Date and such additional parameters as the Fund and BNYM shall mutually agree in writing (“Blue Sky Parameters”), and (ii) transmit the “blue sky” file resulting from the application of the Blue Sky Parameters with respect to each business day (“Blue Sky File”) to the Blue Sky Vendor in a format designated by the Blue Sky Vendor which is supported by the BNYM System as of the Effective Date or which is developed and implemented by BNYM pursuant to the mutual written agreement of the Fund and BNYM (“Blue Sky Format”). The Fund or its administrator shall verify that such parameters have been correctly established for each state or country on the system prior to activation. The responsibility of the Transfer Agent for the Fund’s blue sky registration status is solely limited to the establishment of the Blue Sky Parameters and the daily transmission of the Blue Sky File to the Blue Sky Vendor in the Blue Sky Format;

3.3 In addition to the duties set forth in Schedule B, Transfer Agent shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between a Fund and the Transfer Agent. The compensation for such other duties and functions shall be reflected in a written amendment to the Fee Agreement and the duties and functions shall be reflected in an amendment to Schedule B, both dated and signed by authorized persons of the parties hereto.

3.4 In the event that the Fund or the Transfer Agent receives regulatory, judicial or other similar requests for shareholder and share information, Transfer Agent agrees to cooperate with the Fund in responding to such inquiries.

3.5 If the parties mutually agree, they will negotiate in good faith certain service level standards that, once agreed upon, may be incorporated into this Agreement subsequent to the effective date of the Agreement.

Article 4 Delegation of Responsibilities

4.1 With respect to any Fund, Transfer Agent may delegate some or all of its Restricted Duties (as defined below) under this Agreement, or any component thereof, to BNY Mellon International Operations (India) Private Limited (“BNY Mellon International”), so long as BNY Mellon International is a SEC-registered transfer agent, and may delegate some or all of its other duties under this Agreement to one or more of the parties listed on Schedule E for the services listed thereon, or, with the consent of the Funds not to be unreasonably withheld, delayed or conditioned, to other parties that after reasonable inquiry Transfer Agent deems to be competent to perform such duties in compliance with all requirements of this Agreement applicable to the duty, or the component of a duty, to be performed by the delegate. In any such circumstance, the Transfer Agent will be responsible for the services of the delegates, as if the Transfer Agent were performing the services itself. A delegate shall be deemed to make all applicable representations and warranties that the Transfer Agent has made in this Agreement, and they shall be continuing representations and warranties to the extent provided in this Agreement. “Restricted Duties” means activities restricted by the 1934 Act to SEC-registered transfer agents. For avoidance of doubt, it shall not be unreasonable for the Funds to condition consent on the receipt of adequate assurances that the delegate can provide the services required, meet the applicable contractual, legal and regulatory standards and Transfer Agent will not share Fund information with other fund groups.

4.2 For clarification: “Supply Chain Sourcing” shall not constitute the delegation or subcontracting of duties or services under this Agreement as those terms are used herein. “Supply Chain Sourcing” means the hiring of third parties to furnish products or services that are used or utilized by the Transfer Agent in performing services under this Agreement but which do not constitute in and by themselves the service that the Transfer Agent is required to perform under this Agreement or any component thereof; and by way of illustration include products such as software and computer equipment and services such as consulting, legal advice, and systems and software analysis, design, development, testing and maintenance. The use of Supply Chain Sourcing shall not relieve the Transfer Agent of any liability or obligations it may have under this Agreement. Each delegate and any party hired as part of Supply Chain Sourcing shall be subject to confidentiality obligations comparable to those provided in this Agreement.

Article 5 Recordkeeping and Other Information

5.1 Transfer Agent shall create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule B in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the 1940 Act and the rules thereunder. Transfer Agent shall prepare and maintain in complete and accurate form all books and records necessary for it to serve as transfer agent, registrar, dividend disbursing agent and related services agent to each Fund and Portfolio, including (a) all those records required to be prepared and maintained by a Fund under the 1934 Act, 1940 Act, by other applicable securities laws, rules and regulations and by state laws and (b) such books and records as are necessary for Transfer Agent to perform all of the services it agrees to provide in this Agreement and the schedules attached hereto.

5.2 (a) Transfer Agent agrees that all books and records prepared or maintained by Transfer Agent pertaining to a Fund are the property of the Fund and will be preserved, maintained and made available in accordance with Articles 5 and 15, and will be surrendered promptly to the Fund on and in accordance with the Fund’s request, except that Transfer Agent may retain copies of such books and records in accordance with its records retention policies and as otherwise required by law, rule, regulation or audit requirement. Each Fund and Authorized Person shall have access to such books and records in the possession or under control of Transfer Agent at all times during Transfer Agent’s normal business hours. Upon the reasonable request of a Fund, printouts of books and records in the possession or under the control of Transfer Agent shall be provided by Transfer Agent to the Fund or to an Authorized Person. Upon reasonable advance notice by a Fund, Transfer Agent shall make available during regular business hours the facilities and premises it employs in connection with the performance of its duties under Article 5 of this Agreement (except data centers and facilities housing computer systems, which are addressed in subsection (b) below) for reasonable escorted visits by the Fund, an independent auditor, its manager and employees of the manager, designated agents appointed by the Fund’s Board (excluding transfer agent competitors to BNYM or consultants working on behalf of such competitors) or any regulatory agency having authority over the Fund, subject to Transfer Agent’s where applicable, such records shall be maintained by Transfer Agent for the period and in the places required by the 1940 Act or under other applicable securities laws. Transfer Agent will provide the Fund, at least annually, with the most recent SOC1 report of the Computer Facilities, and will provide executive summaries of the results of the most recent penetration testing conducted by or on behalf of the Transfer Agent.

(b) (1) With respect to the second to last sentence of subsection (a) above, such facilities and premises include data centers and the facilities housing computer systems (“Computer Facilities”) but visits to Computer Facilities shall be subject to subsection (b)(2) below and shall not occur more than once annually, except for the following “Special Visits”:

(i) Following the Fund’s receipt of a notice of a material data breach pursuant to Section 17.3, a Fund may visit Computer Facilities involved in the material data breach; and

(ii) In the event the Fund notifies the Transfer Agent of a documented reasonable concern (which, for the avoidance of doubt, shall include without limitation regulatory issues or potential breaches of contractual obligations) and provides the Transfer Agent with the details of the reasonable concern and, where appropriate, a copy of the associated documentation

(unless prohibited by law), the Transfer Agent shall conduct an investigation of the matter and shall provide the Fund with a report of its investigation and, subsequent to its receipt of the investigation report, the Fund may request to visit Computer Facilities involved in the documented reasonable concern, subject to the consent of the Transfer Agent which shall not be unreasonably withheld, delayed or conditioned.

(2) Visits to Computer Facilities shall be governed by the following terms:

(i) Employees of the Fund’s manager, compliance officers and legal officers of the Fund or its manager and employees of independent auditing firms engaged by the Fund, Fund or Board counsel as well as other relevant Fund officers or agents that BNYM may consent to, which consent shall not to be unreasonably withheld, delayed or conditioned, may exclusively participate in the Special Visit;

(ii) The Fund may not conduct a security audit of the Computer Facilities or penetration testing of any Transfer Agent computer system, but the Transfer Agent will provide escorted tours of the Computer Facilities (or relevant Computer Facilities if a Special Visit) and will walk through applicable security policies and standards with the Fund; and

(iii) The Transfer Agent shall make subject matter experts available to answer questions of the Fund’s representatives and to conduct discussions with the Fund’s representatives on the matters that gave rise to the visit.

5.3 In case of any requests or demands by a Shareholder for the inspection of the Shareholder records of a Fund, Transfer Agent will notify the Fund of such request in a timely manner and act as reasonably directed in Written Instructions as to the handling of such request. Transfer Agent reserves the right, however, to exhibit the Shareholder record to any person whenever it is advised by its counsel in good faith that it may be held liable for the failure to comply with such request in a timeframe that would not permit notice to the Funds and obtaining of Written Instructions, provided, however, Transfer Agent shall notify the applicable Fund in a timely manner after it has exhibited the Shareholder records.

Article 6 Fund Instructions

6.1 Transfer Agent will not be liable for its acting upon Written or Oral Instructions, in conformity with written security procedures established by Transfer Agent and the Fund from time to time, delivered by an Authorized Person or Authorized Trading Person in accordance with the terms of this Agreement and the standard of care provided in Article 10, and Transfer Agent will not be held to have any notice of any change of authority of any person, including any Authorized Person or Authorized Trading Person, until receipt of a Written Instruction thereof from a Fund. Transfer Agent will maintain procedures reasonably designed to promptly respond to changes in the identities of Authorized Persons and Authorized Trading Persons.

6.2 At any time, Transfer Agent may request Written Instructions from a Fund and may seek advice from legal counsel for the Fund, or its own legal counsel, with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Fund or for Transfer Agent, provided that the Transfer Agent at its own expense communicates to the Fund such opinion of counsel to the Transfer Agent prior to taking the action in question. Written Instructions requested by Transfer Agent will be provided by a Fund within a reasonable period of time.

6.3 Transfer Agent, its officers, agents or employees, shall accept Oral Instructions or Written Instructions given to them by any person representing or acting on behalf of a Fund only if said representative is an Authorized Person.

Article 7 Compensation

7.1 Each Fund will compensate Transfer Agent or cause Transfer Agent to be compensated for the performance of its obligations hereunder (including for providing support services after a Fund’s termination, liquidation, reorganization or merger if requested) in accordance with the fees set forth in a written schedule of fees (the “Fee Agreement”) except as addressed elsewhere in this Agreement. Transfer Agent will transmit an invoice to a Fund as soon as practicable after the end of each calendar month which will be detailed in accordance with the Fee Agreement, and the Fund will pay to Transfer Agent the amount of such invoice within thirty (30) days after the Fund’s receipt of the invoice, except for any fees or expenses that are subject to a good faith dispute. In the event of such a dispute, the Fund may only withhold that portion of the fee or expense subject to the good faith dispute. The Fund shall notify Transfer Agent in writing within thirty (30) days following the receipt of each invoice if the Fund is disputing any amounts in good faith.

7.2 In addition, each Fund agrees to pay, and will be billed separately for, reasonable out-of-pocket expenses incurred by Transfer Agent in the performance of its duties hereunder. Out-of-pocket expenses shall be the items specified in the written schedule of out-of- pocket charges contained in the Fee Agreement, such other items to which the parties may agree from time to time, and unspecified expenses. The Fee Agreement may be modified only by written agreement between the parties. Unspecified out-of-pocket expenses shall be limited to those unexpected and non-routine out-of-pocket expenses reasonably incurred by Transfer Agent in the performance of its obligations hereunder.

7.3 Any compensation agreed to hereunder may be adjusted from time to time by an amendment to the Fee Agreement executed and dated by the parties hereto.

7.4 Transfer Agent shall establish certain accounts required to provide services under this Agreement that may produce investment returns for the Transfer Agent or the Fund (“Service Accounts”). The Fund and the Transfer Agent will enter into separate written agreements with respect to such Service Accounts, provided that all moneys earned using a Portfolio’s assets must be used for the benefit of that Portfolio.

Article 8 Representations and Warranties

8.1 Each Fund represents and warrants to Transfer Agent that:

(a) it is duly organized, existing and in good standing under the laws of the jurisdiction in which it is organized;

(b) it is empowered under applicable laws and by its Articles of Incorporation and/or By-laws to enter into this Agreement;

(c) all corporate proceedings required by said Articles of Incorporation, By-laws and applicable laws have been taken to authorize it to enter into this Agreement; and

(d) a registration statement under the 1933 Act and the 1940 Act on behalf of the Fund, with respect to all Funds, Portfolios and Classes subject to this Agreement that are to be sold in transactions requiring such registration, is currently effective and will remain effective, absent notice to the Transfer Agent.

8.2 Transfer Agent makes the representations and warranties below, which are and shall remain true and correct throughout the term of the Agreement:

(a) it is duly organized, existing and in good standing under the laws of the Commonwealth of Massachusetts;

(b) it is qualified to carry on its business in jurisdictions in which it is present;

(c) it is empowered under applicable laws and by its Articles of Incorporation and By-laws to enter into and perform this Agreement;

(d) all corporate proceedings required by said Articles of Incorporation, By-laws and applicable laws have been taken to authorize it to enter into and perform this Agreement, which constitutes the legal, valid and binding obligation of the Transfer Agent enforceable against the Transfer Agent in accordance with its terms;

(e) it is a transfer agent fully registered as a transfer agent pursuant to Section 17A(c)(2) of the 1934 Act, and such registration will remain in effect for the duration of this Agreement and Transfer Agent will promptly notify the Fund in the event of any material change in its status as a registered transfer agent;

(f) it is in compliance with all material federal and state laws, rules and regulations applicable to its transfer agency business and the performance of its duties, obligations and services under this Agreement;

(g) the various procedures and systems which it has implemented with regard to safeguarding from loss or damage attributable to fire, flood, theft or any other cause, each Fund’s records and other data and the Transfer Agent’s records, data equipment facilities and other property used in the performance of its obligations hereunder are consistent with industry standards applicable to serving as a transfer agent to a publicly offered registered investment company and that the Transfer Agent will make such changes therein from time to time as it may deem reasonably necessary to make this representation and warranty true throughout the term of this Agreement and any extensions thereof;

(h) it will provide to each Fund, upon request, its semi-annual certification by a senior officer relating to the adequacy of its internal controls for handling of the Fund’s information and, upon request, a copy of its annual SSAE 16 report; and

(i) it has access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

Article 9 Indemnification

9.1 The Transfer Agent shall not be responsible for, and the relevant Portfolio shall indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, reasonable expenses and liability (collectively referred to as “Losses”) arising out of or attributable to:

(a) All actions of the Transfer Agent or its agents or delegates taken pursuant to a requirement or obligation under this Agreement with respect to such Fund, provided that such actions are taken in good faith and without negligence, bad faith, willful misconduct or reckless disregard of its duties or their own duties hereunder and are not violations of applicable law or regulation pertaining to the manner transfer agency services are performed and not otherwise a breach of this Agreement (including the standard of care provided in Article 10);

(b) The reasonable reliance by the Transfer Agent or its agents or delegates upon, and any subsequent use of or action taken or omitted by the Transfer Agent or its agents or delegates pursuant to: (i) any Written Instructions of any Authorized Person; or (ii) any paper or document, reasonably believed, in conformity with security procedures established by Transfer Agent and the Fund from time to time, to be genuine, authentic and signed by an Authorized Person; unless, in each case, such Losses are due to the

Transfer Agent’s or its agents’ or delegates’ failure to perform in accordance with procedures established with the Fund, the Transfer Agent’s or its agents’ or delegates’ negligence, bad faith, willful misconduct or reckless disregard, violations of applicable law or regulation pertaining to the manner transfer agency services are performed or otherwise a breach of this Agreement (including the standard of care provided in Article 10); or

(c) The offer or sale of Shares in violation of federal or state securities laws or regulations requiring that such Shares be registered or in violation of any stop order or other determination or ruling by any federal or any state agency with respect to the offer or sale of such Shares (except to the extent that such violation resulted from the provision of information from the Transfer Agent or any delegate under Article 4.1 in contravention of the standard of care provided in Article 10, the Transfer Agent or such delegate received Written Instructions notifying it of the violation or determination or the Transfer Agent or such delegate failed to comply with the Written Instructions identifying the states and countries where the Shares of the Fund or the Portfolios are registered or exempt, and the number of Shares of each Class registered with respect to each state or country, as applicable).

9.2 A Fund shall not be responsible for, and the Transfer Agent shall indemnify and hold each Fund harmless from and against any and all Losses arising out of or attributable to all actions of the Transfer Agent or its agents or delegates taken outside of the scope of this Agreement or caused by the Transfer Agent’s or its agents’ or delegates’ negligence, bad faith, willful misconduct, reckless disregard of its duties hereunder or violations of applicable laws, regulations or requirements of any governmental authority having jurisdiction over the Transfer Agent or the Fund pertaining to the manner in which transfer agency services are performed or otherwise are a breach of this Agreement.

9.3 In any case in which a party hereto (the “Indemnifying Party”) may be asked to indemnify or hold the other party (the “Indemnified Party”) harmless, the Indemnifying Party shall be promptly advised of all pertinent facts concerning the situation in question. The Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification against the Indemnifying Party although the failure to do so shall not prevent recovery by the Indemnified Party, except to the extent that the Indemnifying Party shall have been prejudiced by such failure. The Indemnified Party shall keep the Indemnifying Party advised with respect to all such developments concerning any claim, demand, action or suit or other proceeding (a “Claim”), which may be the subject of this indemnification. The Indemnifying Party shall have the option to participate with the Indemnified Party in defending against any Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the Claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such Claim. The Indemnified Party will not confess any Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party’s prior written consent. The parties shall cooperate with each other in defense of any Claim. In no event will a Fund or Portfolio be liable for any settlement of any action or Claim effected without its prior written consent. The obligations of the parties hereto under this Article 9 shall survive the termination of this Agreement.

9.4 Except for remedies that cannot be waived as a matter of law (and injunctive or provisional relief), the provisions of this Article 9 shall be a party’s sole and exclusive remedy for Claims or other actions or proceedings to which the other party’s indemnification obligations pursuant to this Article 9 may apply.

9.5 The Board Members of a Fund, its officers and Shareholders, or of any Portfolio thereof, shall not be liable for any obligations of the Fund, or any such Portfolio, under this Agreement, and Transfer Agent agrees that in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Fund or the particular Portfolio in settlement of such rights or Claims and not to such members of the Board, its officers or Shareholders. Transfer Agent further agrees that it will look only to the assets and property of a particular Portfolio of a Fund, should the Fund have established separate series, in asserting any rights or claims under this Agreement with respect to services rendered with respect to that Portfolio and will not seek to obtain satisfaction of such rights or claims from the assets of any other Portfolio of the Fund or any other Fund or any other Portfolio of another Fund.

9.6 The Transfer Agent agrees to provide each Fund with certificates of its insurance coverage for errors and omissions insurance, fidelity bonds and electronic data processing coverages, and agrees to provide updated certificates annually or as requested by the Fund.

Article 10 Standard of Care

10.1 Transfer Agent shall provide its services as transfer agent in accordance with the applicable provisions of Section 17A under the 1934 Act. In performing the responsibilities delegated to it under this Agreement, Transfer Agent shall at all times act in good faith and agrees to exercise reasonable care, diligence and expertise of a transfer agent having responsibility for providing transfer agent services to investment companies registered under the 1940 Act, but shall not be liable for any Losses arising out of Transfer Agent’s performance of or failure to perform its duties under this Agreement, except to the extent such damages arise out of the Transfer Agent’s own negligence, bad faith, or willful misconduct or that of its employees, agents, representatives or delegates or violations of applicable laws, regulations or requirements of any governmental authority having jurisdiction over the Transfer Agent or the Fund or breach of this Agreement. The Transfer Agent’s liability may arise from or in connection with this Agreement, or from any services under this Agreement provided or omitted to be provided during the term of this Agreement, whether in contract, or in tort, or otherwise.

Article 11 Consequential Damages

11.1 Notwithstanding anything in this Agreement to the contrary, neither Transfer Agent nor the Fund shall be liable to the other party for any consequential, special or indirect losses or damages which the party may incur or suffer by or as a consequence of the other party’s performance of the services provided hereunder. For avoidance of doubt, “as of” transaction losses for which the Transfer Agent is deemed responsible under the terms of mutually agreed upon written “as of” procedures (and subject to any limits which may be set forth in such procedures), shall be deemed direct damages for purposes of this Agreement and not consequential damages under this Article 11.

Article 12 Insurance

12.1 Transfer Agent shall maintain insurance coverage including, without limitation, errors and omissions, fidelity bond (covering, among other things, larceny and embezzlement) and electronic data processing coverages at levels of coverage consistent with those customarily maintained by other high quality transfer agents for registered investment companies. Upon the request of a Fund, the Transfer Agent shall provide evidence that such coverage is in place. Transfer Agent shall promptly notify the Funds in the event that such coverage is cancelled, or in the event there are material claims made with respect to any service provided under this Agreement. To the extent that policies of insurance may provide for coverage of claims for liability or indemnity by the parties set forth in this Agreement, the contracts of insurance shall take precedence, and no provision of this Agreement shall be construed to relieve an insurer of any obligation to pay claims to the Fund, Transfer Agent or other insured party which would otherwise be a covered claim in the absence of any provision of this Agreement.

Article 13 Security

13.1 Transfer Agent represents, warrants and agrees that it shall itself implement, and also enter into and maintain in effect with appropriate parties one or more agreements which implement, reasonable procedures and systems to safeguard from loss or damage attributable to fire, flood, theft or any other cause (including provision for twenty-four hours a day restricted access) Confidential Information and each Fund’s records and other data and the Transfer Agent’s records, data equipment facilities and other property used in the performance of its obligations hereunder are consistent with industry standards applicable to serving as a transfer agent to a publicly offered registered investment company. Transfer Agent will make such changes therein from time to time as it may deem reasonably necessary for the secure performance of its obligations hereunder, and that Transfer Agent’s equipment, facilities and other property used in the performance of its obligations hereunder are and comply with all applicable laws, rules, regulations and governmental standards, and it will make such changes therein from time to time as in its reasonable judgment, or as reasonably requested by the Fund and agreed to by Transfer Agent, are required for the secure performance of its obligations hereunder. Transfer Agent agrees to review and consider the implementation of any written safeguarding policy concerning the security, confidentiality and privacy of a Fund’s blank checks, records and other data, which policy may be changed from time to time. Transfer Agent shall review such systems and procedures on a periodic basis (no less than annually). Each Fund shall have the right to visit facilities and premises of the Transfer Agent to review these systems and procedures in accordance with Section 5.2. In no event shall the Transfer Agent’s systems and procedures described in this Article 13.1 be less protective than those systems and procedures provided by the Transfer Agent to other registered investment companies.

13.2 If the Transfer Agent or its agents determine after appropriate and prompt investigation that someone has violated security relating to Confidential Information, (a) the Transfer Agent will promptly notify the Fund of such violation, and (b) if the applicable Confidential Information was in the possession or under the control of the Transfer Agent or its agents at the time of such violation, the Transfer Agent will promptly (i) investigate and contain the violation and put safeguards in place that are designed to prevent similar occurrences of the violation, (ii) provide the Fund with assurance reasonably satisfactory to the Fund that such violation will not recur, and (iii) provide credit monitoring services for a one-year period to individuals whose personal information was compromised by the security violation.

Article 14 Disaster Recovery

14.1 Transfer Agent shall either itself or through third party agreements make reasonable provisions for periodic backup of computer files and data with respect to a Fund and emergency use of electronic data processing equipment. In the event of equipment failures, Transfer Agent shall, at no additional expense to a Fund, take reasonable steps to minimize service interruptions caused by equipment failure.

14.2 Transfer Agent shall: (i) maintain a comprehensive business recovery plan that: (A) is not less protective than the plan summary provided to the Fund by the Transfer Agent as part of the Fund’s periodic review of its service providers; and (B) provides for sufficient recovery of its back office and administrative operations to enable Transfer Agent, within 24 hours or such other period as may be agreed upon in writing between the parties after any event necessitating the use of such plan to fulfill its obligations under this Agreement; provided, however, without such agreement BNYM will endeavor to achieve a recovery time objective of four hours or less (a recovery time objective is tested and validated, but it should be noted that there is no guarantee that facilities, operations or services can be recovered in any given time frame due to the unpredictable nature of events, such as a force majeure event), and (ii) test such business recovery plan no less frequently than annually and upon request, the Fund may receive an executive summary of the results of such tests and any plans for remediation. Transfer Agent has provided the Fund with an executive summary of Transfer

Agent’s business recovery plan, and upon request, Transfer Agent shall provide the Fund with an executive summary that describes Transfer Agent’s business recovery plan as in effect from time to time. Transfer Agent shall maintain, at a location other than its normal location, appropriate redundant facilities for operational back-up in the event of a power failure, disaster or other interruption. Transfer Agent shall back-up the Fund’s records maintained by Transfer Agent, and shall store the backup in a secure manner at a location other than its normal location, so that, in the event of a power failure, disaster or other interruption at such normal location, the records will be maintained intact and will enable Transfer Agent to perform the services under this Agreement. In the event of a business disruption that materially impacts Transfer Agent’s provision of services under this Agreement, Transfer Agent will promptly notify the Fund of the disruption and the steps being implemented under the business recovery plan.

Article 15 The U.S. Foreign Account Tax Compliance Act (“FATCA”)

15.1 Transfer Agent shall collect from all accountholders registered on the books of the Funds (each a “Customer”, and, collectively, the “Customers”), valid documentation sufficient to establish the US-status or non-US status, as the case may be, of each such Customer, for purposes of FATCA including by requiring Customers to provide Transfer Agent with an executed United States Internal Revenue Service Form W-8BEN or other applicable United States Internal Revenue Service Form W-8 (or any successor thereto) and/or a United States Internal Revenue Service Form W-9 (or any successor thereto). All such documentation is hereinafter referred to as the “Customer Information.” Transfer Agent shall resolve to the reasonable satisfaction of the Funds any discrepancies in any Customer Information.

15.2 Transfer Agent shall monitor Customers and Customer Information for any changes with respect to a Customer’s US or non- US status in accordance with its reasonably designed FATCA compliance standards.

15.3 Transfer Agent shall promptly notify the Funds of any discrepancies in any Customer Information it is unable to resolve after a commercially reasonable period and any changes in circumstances relating to a Customer’s US or non-US status, as the case may be.

15.4 To the extent required by applicable law, Transfer Agent shall diligently request from each Customer a waiver of such Customer’s privacy, data protection and similar rights in connection with the collection, processing and transferring of the Customer’s personal data pursuant to each Fund’s obligations under FATCA, or otherwise obtain the written consent of the Customer for the Transfer Agent/Funds to collect, process and transfer the Customer’s personal data pursuant to a Fund’s obligations under FATCA, in each case in such form of waiver or consent as provided by the Funds to Transfer Agent.

15.5 Transfer Agent shall comply with all applicable provisions of FATCA to the extent it is a “Foreign Financial Institution,” as that term is defined under FATCA.

Article 16 Term and Termination

16.1 This Agreement shall be effective on the date first written above and shall continue in effect for a term through June 30, 2018, unless terminated pursuant to the provisions of this Section 16 or, with respect to any individual Fund, Portfolio or Class until the earlier liquidation and/or merger of such Fund, Portfolio or Class, as applicable provided that, the Agreement may be terminated by: (1) the Transfer Agent, Fund, Portfolio or Class at the end of any term upon written notice given at least 90 days prior to termination of the then-current term; (2) by the applicable Fund, Portfolio or Class upon written notice to the Transfer Agent of material breach of this Agreement by the Transfer Agent, in which case the termination shall be effective as soon as practicable or such later date as may be specified in this breach termination notice; or (3) by BNYM upon at least 180 days prior written notice given to the Fund of a material breach of this Agreement by the Fund, in which case the termination shall be effective as soon as practicable or such later date as may be specified in this breach termination notice. In all cases, termination by the non-breaching party shall not constitute a waiver by the non-breaching party of any other rights it might have under this Agreement or otherwise against the defaulting party. The term may be renewed by mutual agreement of the parties for successive periods of one year. For purposes of this Agreement, the merger, reorganization or liquidation of a Fund or Portfolio shall not be deemed a termination of the Agreement with respect to any other Fund or Portfolio. Fees with respect to such Fund or Portfolio shall cease on the date of such merger, reorganization or liquidation, except with respect to a non-liquidated fund’s trailing services and expenses, if any.

In the event a Fund is liquidated, ceases operations, dissolves or otherwise winds down operations (“Dissolution Event”) and effects a final distribution to shareholders (a “Final Distribution”), including, as applicable, a merger or reorganization, the Fund shall be responsible for paying to BNYM all fees and reimbursing BNYM for all reasonable expenses associated with services to be provided by BNYM following the Final Distribution, whether provided pursuant to a specific request of the Fund or provided by BNYM due to industry standards or due to obligations under applicable law or regulation by virtue of the services previously performed for the Fund (“Final Expenses”). In connection with the foregoing, the Fund shall (i) notify BNYM as promptly as practicable following first approval of the Dissolution Event by its Board and furnish BNYM with copies of all materials filed with the SEC or distributed to shareholders related thereto, (ii) calculate (based on reasonable estimates provided by BNYM), set aside, reserve and withhold from the Final Distribution all amounts necessary to pay reasonably anticipated Final Expenses and shall notify BNYM as far in advance as practicable of any deadline for submitting materials appropriate or necessary for the determination of such amounts, and (iii) provide sufficient staff or other accommodations to ensure timely payment of Final Expenses as they come due.

16.2 Each Fund reserves the right, within its sole discretion, to terminate the arrangement for services provided under Article 15 without penalty in the event it determines that Transfer Agent’s responsibilities outlined in Article 15 are not performed in a satisfactory manner.

16.3 In the event a termination notice is given by a Fund (other than in connection with the liquidation, reorganization or merger of the Fund), the Fund shall provide to the Transfer Agent a resolution of the Board of Directors, certified by the Secretary of the Fund, designating a successor transfer agent or transfer agents. Until such a successor transfer agent or transfer agents are designated, this Agreement and the Fee Agreement will remain in effect unless the Transfer Agent is notified otherwise by the applicable Fund.

16.4 Upon the request of a Fund following any notice of termination of services hereunder (whether as to only certain Funds or Portfolios or Classes or as to some or all of the non-core transfer agency services under this Agreement), the Transfer Agent shall commence taking commercially reasonable steps (subject to additional compensation as provided below), to transfer the books and records and any other property of the applicable Fund (or Portfolio) held hereunder to a successor transfer agent, in a mutually agreed upon format then supported by BNYM, and to provide reasonable assistance and cooperation in connection with such transfer, provided however, that such reasonable assistance and cooperation shall be limited to a period of one hundred and eighty (180) days from the date of termination of this Agreement (or such longer period to which the Transfer Agent and the Fund may agree, including any period of post-termination services for the Fund or a Portfolio), under the terms that the parties may agree upon. In the event of a termination, the Transfer Agent will convert the Fund’s account records (including master history and sub-files) from the Transfer Agent’s system (a “Deconversion”) using fund specified industry standard file layouts then supported by BNYM (a “standard Deconversion”). The Fund may elect, at its expense, to use a file layout that is not an industry standard or require other custom programming with respect to the conversion of its account records (a “non-standard Deconversion”). If the Fund makes such an election, the Fund shall provide the Transfer Agent with its conversion requirements. The Transfer Agent shall provide the Fund with a written estimate for approval of such non-standard Deconversion cost, based on the Fund’s specifications and the Transfer Agent’s standard rates in effect at the time, prior to the commencement of any Deconversion activity. If the Fund requests the movement or destruction of original source documentation then held by the Transfer Agent or its storage vendor or the conversion of proprietary images, such costs shall be separate expenses paid by the Fund and are not part of the standard Deconversion. BNYM will be compensated for Deconversion services as set out in Schedule C at commercially reasonable rates agreed to by the parties.

16.5 The Fund will not be responsible for any fees to Transfer Agent after the date of the Fund’s termination, liquidation, reorganization or merger unless the Fund requests the Transfer Agent to provide support services after such action and the Transfer Agent agrees to provide such services or the Transfer Agent is required by law or regulation to provide such services.

Article 17 Confidentiality/Privacy

17.1 Each party shall keep the Confidential Information (as defined in subsection (a) below) of the other party in confidence and will not use or disclose or allow access to or use of such Confidential Information except as further set forth herein or as otherwise expressly agreed in writing. Each party acknowledges that the Confidential Information of the disclosing party will remain the sole property of such party. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, without bond or other security, to an injunction or injunctions to prevent or halt breaches of this provision. Notwithstanding the foregoing, or anything in this Agreement to the contrary, the Fund is hereby authorized to identify the Transfer Agent and describe this Agreement in its registration statement filed with the Securities and Exchange Commission under the 1933 Act and the 1940 Act, and to file this Agreement as an exhibit to such registration statement.

(a) Subject to subsections (b) and (c) below, “Confidential Information” means (i) this Agreement and its contents, all compensation agreements, arrangements and understandings (including waivers) respecting this Agreement, disputes pertaining to the Agreement, and information about a party’s exercise of rights hereunder, performance of obligations hereunder or other conduct of a party in connection with the Agreement, (ii) non-public personal information of the Fund’s shareholders, (iii) information and data of, owned by or about a disclosing party or its affiliates, customers, or subcontractors that may be provided to the other party or become known to the other party in the course of the relationship established by this Agreement, regardless of form or content, including but not limited to (A) competitively sensitive material, not generally known to the public, including, but not limited to, studies, plans, reports, surveys, summaries, documentation and analyses, regardless of form, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or the Transfer Agent, their respective subsidiaries and affiliates and the customers, clients and suppliers of any of them; (B) information related to security, disaster recovery, business continuity and any other operational plans, procedures, practices and protocols, (C) information about technology products, systems, or services, technology documentation, test, audit and exam reports, data in technology systems, technological specifications, computer software, source code, object code, flow charts, database contents, inventions, and know- how and trade secrets, whether or not capable of being patented or copyrighted, and (D) anything designated as confidential.

(b) Information or data that would otherwise constitute Confidential Information under subsection (a) above shall not constitute Confidential Information to the extent it: (i) is already known to the receiving party without a duty of confidentiality at the time it is obtained; (ii) is or becomes publicly known or available through no wrongful act of the receiving party; (iii) is rightfully received from a third party who, to the receiving party’s knowledge, is not under a duty of confidentiality; (iv) is released by the protected party to a third party without restriction; or (v) has been or is independently developed or obtained by the receiving party without reference to the Confidential Information provided by the protected party.

(c) Confidential Information of a disclosing party may be used or disclosed by the receiving party in the circumstances set forth below but except for such permitted use or disclosure shall remain Confidential Information subject to all applicable terms of this Agreement: (i) as appropriate in connection with activities contemplated by this Agreement; (ii) as required pursuant to a court order, subpoena, governmental or regulatory or self-regulatory authority or agency, law, regulation, or binding discovery request in pending litigation (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted, and subject to proper jurisdiction, if applicable); (iii) as requested by a governmental, regulatory or self-regulatory authority or agency or independent third party in connection with an inquiry, examination, audit or other review; or (iv) the information or data is relevant and material to any claim or cause of action between the parties or the defense of any claim or cause of action asserted against the receiving party.

(d) To the extent that a party hereto discloses the Confidential Information of another party hereto in accordance with this Article 17.1, such disclosing party shall make reasonable efforts to ensure that the recipient of such Confidential Information is bound, contractually or otherwise, to confidentiality terms consistent with and no less stringent than the terms of this Article 17.1.

(e) The provisions of this Article 17.1 shall survive termination of this Agreement.

17.2 Transfer Agent represents, warrants and agrees that it has adopted and implemented, and shall maintain policies and procedures that address administrative, technical and physical safeguards for the protection of customer information and records that are in compliance with Regulation S-P promulgated under the Gramm-Leach-Bliley Act of 1999 (“Regulation S-P”) and all other applicable laws, rules, regulations, and governmental standards and Transfer Agent represents, warrants and agrees that it will use Customer Information only in compliance with all of the following: (i) the provisions of this Agreement, including without limitation Article 17; (ii) its own Privacy and Information Sharing Policy, as amended and updated from time to time; and (iii) privacy laws and regulations applicable to the Fund’s and Transfer Agent’s business, including the Gramm-Leach-Bliley Act of 1999. When Transfer Agent disposes of Confidential Information, Transfer Agent shall properly dispose of Confidential Information, including, without limitation, any electronic or physical copies in any form, by taking reasonable measures to protect against unauthorized access to or use of the records or information in connection with its disposal, as required by Regulation S-P and all applicable laws, rules, regulations and governmental standards, or as directed by each Fund. Transfer Agent agrees to review and consider the implementation of any written safeguarding policy concerning the security, confidentiality and privacy of Confidential Information provided to it by each Fund, which may be amended from time to time. Transfer Agent shall be liable for its agents’, employees’, representatives’, and delegatees’ compliance with this Article 17 and Article 13.

17.3 Information and records about the Fund’s customers is confidential and shall not be disclosed, sold, copied, or used in any way, except: (1) to carry out the terms of this Agreement; and (2) disclosure pursuant to law, rule, regulation or court or administrative order. Transfer Agent shall immediately notify and report to the applicable Fund, after investigation, any breach incident relating to procedures set out under Article 13 (confidentiality) and/or this Article 17 (information security). Transfer Agent shall take all necessary steps to determine the extent of the breach and in connection with a material breach incident, the Fund impacted by the material breach incident may visit facilities and premises of the Transfer Agent in accordance with Section 5.2. Transfer Agent shall use reasonable best efforts to work with the Fund to rectify any issues that come to light as a result of the breach incident. Transfer Agent agrees that a breach of the first sentence of this Article 17.3 would irreparably damage the Funds and accordingly agree that the Funds are entitled, without bond or other security, to an injunction or injunctions to prevent or halt breaches of the first sentence of this Article 17.3.

Article 18 Force Majeure

18.1 No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country; (iii) any act or omission of any governmental authority; (iv) any labor disputes beyond the reasonable control of such party; or (v) nonperformance by a third party (except for a delegate listed on Schedule E and such persons contemplated under Articles 29 and 30) or any similar cause beyond the reasonable control of such party, including without limitation, failures or fluctuations in telecommunications or other equipment; except, in each case, to the extent that the non-performing party shall have failed to use its reasonable best efforts to minimize the likelihood of occurrence of such circumstances or to mitigate any loss or damage to the other party caused by such circumstances, or has not complied with the terms of Article 14. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to mitigate damages and to recommence performance or observance as soon as practicable. This Article 18 shall not in any way limit Transfer Agent’s obligations under Article 14.

Article 19 Assignment

19.1 This Agreement may not be assigned or otherwise transferred by Transfer Agent with respect to a Fund, without the prior written consent of such Fund, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that Transfer Agent may, upon 90 days notice to the Fund, in its sole discretion, assign all its right, title and interest in this Agreement to an affiliate, parent or subsidiary of Transfer Agent who meets all qualifications required of Transfer Agent under this Agreement and is qualified to act as such under the 1934 Act and 1940 Act. Such an affiliate shall be deemed to make all representations and warranties that the Transfer Agent has made in this Agreement, and they shall be continuing representations and warranties to the extent provided in this Agreement. The Transfer Agent will transfer all of its liabilities, duties and responsibilities under this Agreement to any assignee. For avoidance of doubt, it shall not be unreasonable for the Funds to condition consent on the receipt of adequate assurances that the assignment meets the applicable contractual, legal and regulatory standards.

Article 20 Notices

20.1 Any notice or other instrument authorized or required by this Agreement to be given in writing to a Fund or Transfer Agent, shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

To the Funds:

Legg Mason Funds

100 International Drive

Baltimore, Maryland 21202

Attention: Transfer Agency Oversight and Dealer Services

with a copy to:

Legg Mason and Co., Inc.

100 First Stamford Place

Stamford, CT 06902

Attention: Legal Department

Fax: (877) 298-1313

To Transfer Agent:

BNY Mellon Investment Servicing (US) Inc.

400 Computer Drive

Westborough, Massachusetts 01581

Attention: Alfred Menard

Fax: (508) 871-9625

with a copy to:

BNY Mellon Investment Servicing (US) Inc.

301 Bellevue Parkway

Wilmington, Delaware 19809

Attention: Legal Affairs

Fax: (302) 791-1191

Article 21 Governing Law/Venue

21.1 The laws of the State of New York, shall govern the interpretation, validity, and enforcement of this agreement, without regard to the laws on conflicts of laws.

21.2 Any action arising out of or relating to this Agreement shall be brought only in the Chosen Court. The Chosen Court shall be the United States District Court for the Southern District of New York (“SDNY”), unless such action cannot be brought in SDNY, in which case the Chosen Court shall be the appropriate New York State court located in New York (Manhattan), New York. Each Fund and the Transfer Agent (a) waive any objection to the jurisdiction of the Chosen Court; (b) waive any objection to venue in the Chosen Court; and (c) waive any objection that the Chosen Court is an inconvenient forum.

Article 22 Counterparts

22.1 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

Article 23 Captions

23.1 The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

Article 24 Publicity

24.1 Neither a Fund nor Transfer Agent shall release or publish news releases, public announcements, advertising or other publicity relating to this Agreement or to the transactions contemplated by it without the prior review and written approval of the other party; provided, however, that either party may make such disclosures as are required by legal, accounting or regulatory requirements after making reasonable efforts under the circumstances to consult in advance with the other party.

Article 25 Relationship of Parties

25.1 The parties agree that they are independent contractors and not partners or co-venturers and nothing contained herein shall be interpreted or construed otherwise.

25.2 Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement shall be construed to give any rights or benefits in this Agreement to anyone other than the Transfer Agent and the Fund, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Transfer Agent and the Fund. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

Article 26 Entire Agreement; Severability

26.1 This Agreement, including Schedules and Exhibits hereto and any agreed-upon procedures referenced herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof. No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless in writing signed by the party affected. A party’s waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

26.2 The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this Article 26.2, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

Article 27 Customer Identification Program Notice

27.1 To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution. The Transfer Agent and certain of Transfer Agent’s affiliates are financial institutions, and Transfer Agent may, as a matter of policy, request (or may have already requested) the Fund’s name, address and taxpayer identification number or other government-issued identification number. Transfer Agent may also ask (and may have already asked) for additional identifying information, and Transfer Agent may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

Article 28 Changes

28.1 Notwithstanding any other provision of this Agreement:

If commercially practicable, the Fund agrees to provide BNYM with at least 30 days advance written notice of modifications that require BNYM to materially modify the services it provides under this Agreement. BNYM will respond to such notice within 30 days by providing the Fund with an implementation schedule for the service change or a written explanation of why BNYM cannot implement the service (“Change Notice Response”); provided that, any such legally or regulatory required service must implemented prior to any date required by law, regulation, rule or other requirement applicable to the Fund. BNYM shall be obligated to undertake commercially reasonable efforts to develop and implement any such service modifications as well as service obligations derived from any new or revised law, regulation, rule or other requirement applicable to the Fund in accordance with a written document agreed to by BNYM and the Fund following the delivery of the Change Notice Response; provided, however, in all instances BNYM shall be entitled to fees and expense reimbursement as set forth in the in the written document. “Shareholder Materials” is hereby defined to mean Fund’s Prospectus, statement of additional information and any other materials relating to the Fund filed with the SEC or provided to potential investors or Fund shareholders by the Fund.

Article 29. Enterprise Nature of Services.

29.1 Notwithstanding any other provision of this Agreement, in furnishing the services provided for in this Agreement or any component or segment of such services BNYM may utilize any combination of its own properly trained and, where required, licensed employees (“Employees”), facilities, equipment, systems and other resources and the Employees, facilities, equipment, systems and other resources of its affiliates, including Employees, facilities, equipment, systems and other resources shared by BNYM and the affiliates, and BNYM may satisfy its obligations under this Agreement directly or through affiliates. References to Employees, facilities, equipment, systems or other resources of BNYM in this Agreement shall mean Employees, facilities, equipment, systems or other resources of BNYM and its affiliates considered collectively. Notwithstanding the foregoing, when utilizing affiliates to perform Restricted Duties in reliance on this Article 29.1 (in lieu of reliance on Article 4.1), BNYM may utilize only Employees of affiliates that are SEC-registered transfer agents. Notwithstanding the foregoing, nothing in this Section 29.1 shall have the effect of transferring any responsibility or liability of BNYM to any other entity, including the affiliates; provided, however, that nothing in this sentence shall prevent a Fund from seeking an injunction against an affiliate on any basis for which this Agreement permits the Fund to seek an injunction against the Transfer Agent.

Article 30. Centralized Functions.

30.1 The Bank of New York Mellon Corporation is a global financial organization that includes BNYM and provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the “BNY Mellon Group”). The BNY Mellon Group may centralize functions including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, storage, compilation and analysis of customer-related data, and other functions (the “Centralized Functions”) in one or more affiliates, subsidiaries and third party service providers who do not provide investment management services to registered investment companies and that are subject to confidentiality obligations comparable to those provided herein (“third party service providers”). Solely in connection with the Centralized Functions: (i) the Fund consents to the disclosure of and authorizes BNYM to disclose only such information regarding the Fund as is required to perform the Centralized Functions to the BNY Mellon Group (excluding without limitation its investment management affiliates and subsidiaries that provide services to open-end mutual funds) and to its affiliate, subsidiaries and third party service providers, provided that no customer specific information or information that may identify the Funds, their managers or their distribution partners, may be disclosed to such third party service providers, and (ii) if required to perform the Centralized Functions, BNYM may store the names and business addresses of the Fund’s employees on the systems or in the records of the BNY Mellon Group (excluding systems and records of its investment management affiliates and subsidiaries that provide services to open-end mutual funds) or its affiliates and subsidiaries. BNY Mellon Group will not provide any access to any Fund information, or any analyses derived from or based on such information, whether or not a Fund or its investors can be identified therefrom, to its investment management affiliates and subsidiaries that provide services to open end mutual funds. Any information provided to Transfer Agent under this Agreement and/or during the course of providing services under this Agreement (1) shall not be misused by the BNY Mellon Group, which for the avoidance of doubt, shall include any use other than those contemplated by this Agreement and (2) shall be subject to Articles 13 and 17 hereof. The use of Centralized Functions shall not relieve the Transfer Agent of any liability or obligations it may have under this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

Each of the Investment Companies Listed On Schedule A Hereto,
Each of Which Is Acting On Its Own Behalf And
Not On Behalf Of Any Other Investment Company

LEGG MASON PARTNERS EQUITY TRUST

By:	/s/ Kenneth D. Fuller

LEGG MASON PARTNERS VARIABLE EQUITY TRUST

By:	/s/ Kenneth D. Fuller

LEGG MASON PARTNERS INCOME TRUST

By:	/s/ Kenneth D. Fuller

LEGG MASON PARTNERS INSTITUTIONAL TRUST

By:	/s/ Kenneth D. Fuller

LEGG MASON PARTNERS MONEY MARKET TRUST

By:	/s/ Kenneth D. Fuller

LEGG MASON PARTNERS PREMIUM MONEY MARKET TRUST

By:	/s/ Kenneth D. Fuller

LEGG MASON PARTNERS VARIABLE INCOME TRUST

By:	/s/ Kenneth D. Fuller

LEGG MASON GLOBAL ASSET MANAGEMENT TRUST

By:	/s/ Kenneth D. Fuller

LEGG MASON INVESTMENT TRUST

By:	/s/ Kenneth D. Fuller

LEGG MASON TAX-FREE INCOME FUND

By:	/s/ Kenneth D. Fuller

WESTERN ASSET FUNDS, INC.

By:	/s/ Kenneth D. Fuller

And the Funds’ Distributor Only with Respect to the Services
Provided Under Section 8 of Schedule B:

LEGG MASON INVESTOR SERVICES LLC

By:	/s/ Jeremiah O’Shea

BNY MELLON INVESTMENT SERVICING (US) INC.

By:	/s/ Christopher Healy

SCHEDULE A

LIST OF FUNDS AND PORTFOLIOS

Legg Mason Batterymarch Emerging Markets Trust
Legg Mason Batterymarch International Equity Trust
Legg Mason Batterymarch U.S. Small Capitalization Equity Portfolio
Legg Mason BW Diversified Large Cap Value Fund
Legg Mason BW Absolute Return Opportunities Fund
Legg Mason BW Alternative Credit Fund
Legg Mason BW Global High Yield Fund
Legg Mason BW Global Opportunities Bond Fund
Legg Mason BW International Opportunities Bond Fund
Legg Mason Capital Management Global Growth Trust
Legg Mason Capital Management Special Investment Trust
Legg Mason Capital Management Value Trust
Legg Mason Investment Counsel Maryland Tax-Free Income Trust
Legg Mason Opportunity Trust
Legg Mason Strategic Real Return Fund
ClearBridge Aggressive Growth Fund
ClearBridge All Cap Value Fund
ClearBridge Appreciation Fund
ClearBridge Energy MLP & Infrastructure Fund
ClearBridge Equity Fund
ClearBridge Equity Income Fund
ClearBridge International All Cap Opportunity Fund
ClearBridge International Small Cap Opportunity Fund
ClearBridge Large Cap Growth Fund
ClearBridge Large Cap Value Fund
ClearBridge Mid Cap Core Fund
ClearBridge Mid Cap Growth Fund
ClearBridge Select Fund
ClearBridge Small Cap Growth Fund
ClearBridge Small Cap Value Fund
ClearBridge Tactical Dividend Income Fund
ClearBridge Variable Aggressive Growth Portfolio
ClearBridge Variable All Cap Value Portfolio
ClearBridge Variable Appreciation Portfolio
ClearBridge Variable Equity Income Portfolio
ClearBridge Variable Large Cap Growth Portfolio
ClearBridge Variable Large Cap Value Portfolio
ClearBridge Variable Mid Cap Core Portfolio
ClearBridge Variable Small Cap Growth Portfolio
Legg Mason Batterymarch Global Equity Fund
Legg Mason Batterymarch Managed Volatility Global Div Fund
Legg Mason Batterymarch Managed Volatility Intl Dividend Fund
Legg Mason Batterymarch S&P 500 Index Fund
Legg Mason Batterymarch U.S. Large Cap Equity Fund
Legg Mason Dynamic Multi-Strategy Fund
Legg Mason Dynamic Multi-Strategy VIT Portfolio
Legg Mason Investment Counsel Financial Services Fund
Legg Mason Investment Counsel Social Awareness Fund
Legg Mason Investment Counsel Variable Social Awareness Portfolio
Legg Mason Lifestyle Allocation 30%
Legg Mason Lifestyle Allocation 50%
Legg Mason Lifestyle Allocation 70%
Legg Mason Lifestyle Allocation 85%
Legg Mason Target Retirement 2015

Legg Mason Target Retirement 2020
Legg Mason Target Retirement 2025
Legg Mason Target Retirement 2030
Legg Mason Target Retirement 2035
Legg Mason Target Retirement 2040
Legg Mason Target Retirement 2045
Legg Mason Target Retirement 2050
Legg Mason Target Retirement Fund
Legg Mason Variable Lifestyle Allocation 50%
Legg Mason Variable Lifestyle Allocation 70%
Legg Mason Variable Lifestyle Allocation 85%
Permal Alternative Core Fund
Western Asset Asian Opportunities Fund
Western Asset Core Bond Fund
Western Asset Core Plus Bond Fund
Western Asset Global Government Bond Fund
Western Asset Global Multi-Sector Fund
Western Asset High Yield Fund
Western Asset Inflation Indexed Plus Bond Fund
Western Asset Intermediate Bond Fund
Western Asset Total Return Unconstrained Fund
Western Asset Adjustable Rate Income Fund
Western Asset California Municipals Fund
Western Asset Corporate Bond Fund
Western Asset Emerging Markets Debt Fund
Western Asset Global High Yield Bond Fund
Western Asset Global Strategic Income Fund
Western Asset Government Reserves
Western Asset Intermediate Maturity CA Municipals Fund
Western Asset Intermediate Maturity NY Municipals Fund
Western Asset Intermediate-Term Municipals Fund
WA Macro Opportunities Fund
Western Asset Managed Municipals Fund
Western Asset Massachusetts Municipals Fund
Western Asset Mortgage Backed Securities Fund
Western Asset Municipal High Income Fund
Western Asset Municipal High Income Smash Fund
Western Asset New Jersey Municipals Fund
Western Asset New York Municipals Fund
Western Asset Oregon Municipals Fund
Western Asset Pennsylvania Municipals Fund
Western Asset Short Duration High Income Fund
Western Asset Short Duration Municipal Income Fund
Western Asset Short-Term Bond Fund
Western Asset SMASh Series C Fund
Western Asset SMASh Series EC Fund
Western Asset SMASh Series M Fund
Western Asset Variable Global High Yield Bond Portfolio
Western Asset Variable High Income Portfolio
Western Asset Variable Strategic Bond Portfolio

Share Class
Western Asset California Tax Free Money Market Fund	A
Western Asset Connecticut Municipal Money Market Fund	A,I
Western Asset Liquid Reserves	A,B,C
Western Asset New York Tax Free Money Market Fund	A
Western Asset Tax Free Reserves	A,B,C
Western Asset Institutional Liquid Reserves	Investors
Western Asset Institutional U.S. Treasury Reserves	Investors
Western Asset Institutional Cash Reserves	Investors
Western Asset Institutional Government Reserves	Investors

SCHEDULE B

DUTIES OF TRANSFER AGENT

1. Shareholder Information. Transfer Agent or its agent shall maintain a record of the number of Shares held by each holder of record which shall include name, address and taxpayer identification number.

2. Shareholder Services. Transfer Agent or its agent will investigate all inquiries from Shareholders of a Fund relating to Shareholder accounts and will respond to all communications from Shareholders and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon between Transfer Agent and a Fund. Transfer Agent shall provide each Fund with reports concerning Shareholder inquires and the responses thereto by Transfer Agent, in such form and at such times as are agreed to by the Fund and Transfer Agent.

3. Mailing Communications to Shareholders; Proxy Materials. As requested by a Fund or as set out elsewhere in this Agreement, Transfer Agent or its agent will address and mail to Shareholders of the Fund, as disclosed on Transfer Agent’s books and records for the Fund, all reports to Shareholders, dividend and distribution notices and proxy material for the Fund’s meetings of Shareholders and provide such other related services as may be requested by the Fund by Written Instruction. Transfer Agent will provide any other assistance reasonably requested by a Fund in coordinating with a mailing agent for a Fund. Transfer Agent will assist each Fund with consolidating shareholder mailings in accordance with householding practices that are consistent with applicable SEC guidance and regulations.

4. Sales of Shares

(a) Suspension of Sale of Shares. Transfer Agent or its agent shall not be required to issue any Shares of a Fund where it has received a Written Instruction from the Fund or official notice from any appropriate authority that the sale of the Shares of the Fund has been suspended or discontinued. The existence of such Written Instructions or such official notice shall be conclusive evidence of the right of Transfer Agent or its agent to rely on such Written Instructions or official notice.

(b) Returned Checks. In the event that any check or other order for the payment of money is returned unpaid for any reason, Transfer Agent or its agent will: (i) give prompt notice of such return to the relevant Fund or its designee; (ii) place a stop transfer order against all Shares issued as a result of such check or order; and (iii) take such actions as Transfer Agent may from time to time deem appropriate.

(c) Purchase of Shares. Transfer Agent shall issue and credit an account of an investor, in the manner described in a Fund’s Prospectus, once it receives:

(i) A purchase order or other purchase information;

(ii) Proper information to establish a Shareholder account; and

(iii) Confirmation of receipt or crediting of funds.

5. Exchange, Transfer and Redemption

(a) Transfer Agent or its agent shall process all requests to transfer or redeem Shares in accordance with the transfer or redemption procedures set forth in each Fund’s Prospectus and in accordance with agreed-upon procedures.

(i) Broker-Dealer and other Intermediary Accounts.

When a broker-dealer or other authorized intermediary notifies Transfer Agent of a redemption desired by a customer, and a Fund’s or Portfolio’s Custodian has provided Transfer Agent with funds, Transfer Agent shall (a) transfer by Fedwire or other agreed upon electronic means such redemption payment to the broker-dealer or other intermediary for the credit to, and for the benefit of, the customer’s account or (b) shall prepare and send a redemption check to the broker-dealer or other intermediary, made payable to the broker-dealer or other intermediary on behalf of its customer.

(ii) Fund-Only Accounts.

If Shares (or appropriate instructions) are received in proper form, at a Fund’s request Shares may be redeemed before the funds are provided to Transfer Agent from the Custodian. If the recordholder has not directed that redemption proceeds be wired, when the Custodian provides Transfer Agent with funds, the redemption check shall be sent to and made payable to the recordholder, unless transfer authorizations are signed by the recordholder when Shares are held in book-entry form.

(b) Transfer Agent or its agent will transfer or repurchase Shares upon receipt of Oral or Written Instructions or otherwise pursuant to the Prospectus, accompanied by such documents as Transfer Agent or its agent reasonably may deem necessary.

(c) Transfer Agent or its agent reserves the right to refuse to transfer or repurchase Shares until it is satisfied that the endorsement on the instructions is valid and genuine. Transfer Agent or its agent also reserves the right to refuse to transfer or repurchase Shares until it is satisfied that the requested transfer or repurchase is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or repurchases which Transfer Agent or its agent, in its reasonable good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or repurchase.

(d) When Shares are redeemed, Transfer Agent or its agent shall, upon receipt of the instructions and documents in proper form, deliver to the Custodian and each Fund or its designee a notification setting forth the number of Shares to be repurchased. Such repurchased shares shall be reflected on appropriate accounts maintained by Transfer Agent or its agent reflecting outstanding Shares of each Fund and Shares attributed to individual accounts.

(e) Transfer Agent or its agent shall, upon receipt of the moneys paid to it by the Custodian for the repurchase of Shares, pay such moneys as are received from the Custodian, all in accordance with the procedures described in the Written Instruction received by Transfer Agent or its agent from the Fund or the procedures described in the Fund’s Prospectus for processing a shareholder request if no Written Instructions are received from the Fund.

(f) Transfer Agent or its agent shall not process or effect any repurchase with respect to Shares of a Fund after receipt by Transfer Agent or its agent of notification of the suspension of the determination of the net asset value of the Fund.

6. Dividends

(a) Upon the declaration of each dividend and each capital gains or other distribution with respect to Shares of the Fund, the Fund shall furnish or cause to be furnished to Transfer Agent or its agent a Written Instruction, setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the record date, the date of payment thereof, and the amount payable per Share. Such payment will be made in cash or additional Shares, at the election of each Shareholder, in accordance with the Fund’s or Portfolio’s Prospectus.

(b) On or before the payment date specified in such resolution of the Board of Directors, a Fund will provide Transfer Agent with sufficient cash to make payment to the Shareholders of record as of such payment date.

(c) The Transfer Agent will notify the Fund of any dividend and/or distribution payments to Shareholders of the Fund. It is the Transfer Agent’s responsibility to maintain timely position reconciliation with the Transfer Agent’s omnibus account position held for the Fund. Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax law or other laws, rules or regulations. Transfer Agent shall mail to a Fund’s shareholders and the IRS and other appropriate taxing authorities such tax forms, or permissible substitute forms, and other information relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation within the time required thereby. Transfer Agent shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends and distributions above a stipulated amount paid by the Fund to its Shareholders as required by tax or other law, rule or regulation.

(d) For clarification: BNYM’s exclusive obligations with respect to any written statement that Section 19(a) of the 1940 Act may require the Fund to issue shall be, upon receipt of specific Written Instructions stating such, to receive from the Fund the information which is to be printed on the statement, to print such information on appropriate paper stock and to mail such statement to shareholders, and (B) BNYM’s sole obligation with respect to any dividend or distribution that Section 19(a) of the 1940 Act may require be accompanied by such a written statement shall be to act strictly in accordance with subsections (a) through (c) of this Section 6.

7. Lost Shareholders. Transfer Agent shall perform such services as are required in order to comply with Rule 17Ad-17 of the 1934 Act (the “Lost Shareholder Rule”), including, but not limited to those set forth below. Transfer Agent may, in its sole discretion, use the services of a third party to perform some or all of such services.

(a) documentation of electronic search policies and procedures;

(b) execution of required searches;

(c) creation and mailing of confirmation letters;

(d) taking receipt of returned verification forms;

(e) providing confirmed address corrections in batch via electronic media;

(f) tracking results and maintaining data sufficient to comply with the Lost Shareholder Rule; and

(g) preparation and submission of data required under the Lost Shareholder Rule.

For clarification: Section 7 does not obligate BNYM to perform the services described therein for broker-controlled accounts, omnibus accounts and similar accounts with respect to which BNYM does not receive or maintain information which would permit it to determine whether the account owner is a “lost securityholder”, as that term is defined in the Lost Shareholder Rule.

8. Anti-Money Laundering/OFAC Compliance.

(a) Each of the Funds and the Fund’s distributor, Legg Mason Investor Services LLC (“LMIS”), is subject to certain anti-

money laundering (“AML”) requirements pursuant to the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the regulations promulgated thereunder (collectively, the “Act”). Transfer Agent shall comply with mutually agreed upon procedures to: implement the Fund’s and LMIS’ Anti-Money Laundering (“AML”) and Customer Identification (“CIP”) Programs, including currency transaction reporting; screen account names and addresses against the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) list of Specially Designated Nationals and Blocked Persons (the “SDN list”) and the country-based U.S. trade and economic sanctions programs administered by OFAC; respond to requests for information from the Treasury Department’s Financial Crimes Enforcement Network (“FinCEN”) pursuant to Section 314(a) of the USA PATRIOT Act submitted to Transfer Agent by the Fund; file Suspicious Activity Reports (“SARs”), as necessary, on behalf of the Fund; and perform such other anti-money laundering functions as agent of the Fund and LMIS, as provided herein.

(b) Delegation. Each of the Funds and LMIS has developed and implemented a written anti-money laundering program (the “AML Program”) which is designed to satisfy the Act’s requirements. Pursuant to the Act, a mutual fund can elect to delegate certain duties with respect to the implementation and operation of its AML Program to a service provider, including its transfer agent. Each Fund and LMIS is desirous of having Transfer Agent perform certain delegated duties pursuant to the AML Program and Transfer Agent accepts such delegation.

(c) Limitation on Delegation. The Fund and LMIS acknowledge and agree that in accepting the delegation hereunder, Transfer Agent is agreeing to perform only those duties that have been expressly delegated in this Section 8 (the “Delegated Duties”), as may be amended from time to time (including any mutually agreed-upon procedures), and is not undertaking and shall not be responsible for any other aspect of the AML Program or for the overall compliance by the Fund and LMIS with the Act or for any other matters that have not been delegated hereunder. Additionally, the parties and LMIS acknowledge and agree that Transfer Agent shall only be responsible for performing the Delegated Duties with respect to the ownership of, and transactions in, shares in the Fund for which the Transfer Agent maintains the applicable shareholder information. In connection with the latter, the Fund and LMIS acknowledge that there are certain types of accounts, e.g., “broker controlled” accounts, whereby Transfer Agent receives shareholder and transactional information through industry mandated or customized transmissions that preclude Transfer Agent from providing part or all of these services. Transfer Agent will inform the Fund and LMIS of intermediaries or types of accounts for which it may not perform any of the services contemplated in this Section 8. The Fund and LMIS further acknowledge and agree that the Transfer Agent will not be performing the Delegated Duties with respect to any shares for which LMIS acts as distributor or broker-dealer other than shares of the Fund for which the Transfer Agent maintains the applicable shareholder information for the Fund under this Agreement.

(d) Transfer Agent shall perform the following key functions:

(1) Screen Shareholder accounts maintained by the Transfer Agent against the OFAC List of Specially Designated Nationals and Blocked Persons (the “SDN List”) and the country-based sanctions programs administered by OFAC (“(the “Sanctions Programs”), as described in paragraph (f) of this Section 8.

(2) Verify customer identification based on particular identifying data elements pursuant to regulations issued under Section 326 of the Act.

(3) Review incoming and outgoing wire activity and other transactions to detect the suspicious movement of monies, and file suspicious activity reports, as necessary.

(4) Comply with restrictions on payment methods accepted for purchase of fund shares (e.g., no transactions in currency, third-party check restrictions, etc.).

(5) Review account opening documentation and check payments for various “red flags” that are indicators of fraudulent or suspicious activity.

(6) Establish and implement policies and procedures to perform the AML functions delegated herein to the Transfer Agent as agent of the Fund and LMIS, as appropriate, and in furtherance of the Act and regulations (the “Transfer Agent’s AML Policies”), and provide a copy of the Transfer Agent’s AML Policies to the Fund.

(7) Designate an individual or individuals responsible for implementing and monitoring the Transfer Agent’s AML Policies.

(8) Train all Transfer Agent employees with respect to the Transfer Agent’s AML Policies in a manner consistent with Section 352 of the Act.

(9) Provide for testing of the Transfer Agent’s AML Policies by independent personnel or by a qualified outside party.

(10) Provide documentation to the Fund of Transfer Agent’s compliance with items 6, 7, 8 and 9 of Section 8(d) of this Schedule B.

(11) Promptly notify the Fund’s Chief AML Compliance Officer in writing of any material changes to the Transfer Agent’s AML Policies.

(12) Provide the Fund’s Chief AML Compliance Officer with all internal or external reports on the testing of the Transfer Agent’s AML Policies upon request.

(13) Develop and maintain a program with respect to any applicable identity theft regulatory requirements (the “Red Flags Rules”). Transfer Agent’s program shall include policies, procedures and controls which are reasonably designed to detect violations of the Red Flag Rules and prevent identity theft (the “Controls”). Transfer Agent agrees to report any such violations to the applicable Fund in accordance with the Red Flag Rules and will notify the Funds if Transfer Agent reasonably determines a significant risk of identity theft may exist with respect to an investor in a Fund and assist the Fund in determining the appropriate response. Transfer Agent will (A) engage an independent auditing firm or other similar firm of independent examiners to conduct an annual testing of the Controls and issue a report on the results of the testing (the “Audit Report”), (B) furnish a copy of the Audit Report to the Fund, and (C) upon Fund request, issue a written certification to Transfer Agent’s continuing compliance with the Controls after the date of the most recent Audit Report.

(e) Consent to Examination. In connection with the performance by Transfer Agent of the Delegated Duties, Transfer Agent understands and acknowledges that the Fund and LMIS remain responsible for assuring compliance with the Act and that the records Transfer Agent maintains for the Fund relating to the AML Program may be subject, from time to time, to examination and/or inspection by federal regulators in order that the regulators may evaluate such compliance. Transfer Agent hereby consents to such examination and/or inspection and agrees to cooperate with such federal examiners in connection with their review. For purposes of such examination and/or inspection, Transfer Agent will use its best efforts to make available, during normal business hours and on reasonable notice, requested records and information for review by such examiners.

(f) Additional Delegated Duties

(1) Consistent with the services provided by Transfer Agent and with respect to the ownership of shares in a Fund for which Transfer Agent maintains the applicable shareholder information, Transfer Agent shall, on behalf of each Fund and LMIS:

(i) Compare Transfer Agent’s database of Fund investor names and personal information against the OFAC SDN list and the Sanctions Programs and consult with the Fund regarding appropriate action with respect to any possible or verified matches; new accounts and account changes shall be screened daily against such lists by a Transfer Agent compliance specialist and the entire database shall be screened each time the OFAC list is updated or when the Fund submits a FinCEN Section 314(a) Information Request to the Transfer Agent;

(ii) Compare alternate payee standing instructions against the OFAC SDN list and the Sanctions Programs and consult with the Fund and LMIS regarding appropriate action with respect to any possible or verified matches;

(iii) Review redemption transactions that occur within thirty (30) days of account establishment or maintenance;

(iv) Review wires sent pursuant to banking instructions other than those on file with Transfer Agent against the OFAC SDN list and the Sanctions Programs;

(v) Review accounts with small balances followed by large purchases;

(vi) Review accounts with frequent activity within a specified date range followed by a large redemption;

(vii) On a daily basis, review purchase and redemption activity per tax identification number (“TIN”) within the Funds to determine if activity for that TIN exceeded the $100,000 threshold on any given day;

(viii) Monitor and track each incoming or outgoing payment or transfer of more than $10,000 in currency (as defined by the applicable regulations) by, through, or to the Fund or LMIS and monitor payments or transfers in currency under $10,000 for a rolling twelve-month period to determine whether an aggregate amount received in two or more related transactions has exceeded $10,000; file a Currency Transaction Report through FinCEN’s BSA E-Filing System in accordance with the applicable regulations.

(ix) Determine, in coordination with the Fund’s Chief AML Compliance Officer or his or her delegate (“AML Officer”) and, where appropriate, LMIS’ chief AML compliance officer, whether a SAR should be filed pursuant to regulations applicable to mutual funds; prepare and file a joint SAR through FinCEN’s BSA E-Filing System in accordance with the applicable regulations; maintain documents supporting the SAR; provide the Fund with a copy of the final SAR with the filing confirmation attached within a reasonable time after filing; maintain the confidentiality of each SAR and its supporting information and share such SAR and information only to the extent permitted by applicable law; notify the Fund and, where appropriate, LMIS if any further communication is received from FinCEN or other authorized law enforcement agencies regarding the SAR; and reasonably cooperate and assist the Fund and LMIS in responding to inquiries from FinCEN or authorized law enforcement agencies regarding a SAR. If, after coordination efforts among the Fund, LMIS and the Transfer Agent there is disagreement regarding filing a joint SAR, either party may file a SAR independently of the other party.

(x) Undertake reviews of the Fund’s records of accounts and transactions maintained by Transfer Agent on behalf of the Fund to respond to Section 314(a) Information Requests received by the Fund or LMIS and transmitted to Transfer Agent; provide the Fund or LMIS with documents/information necessary to respond to such requests within the time frame required by applicable law; and

(xi) In accordance with applicable law and the procedures agreed upon by the parties (which may be amended from time to time by mutual agreement of the parties) (i) verify the identity of any person seeking to open an account with the Fund, (ii) maintain records of the information used to verify the person’s identity and (iii) determine whether the person appears on any list of known or suspected terrorists or terrorist organizations issued by any federal government agency and designated as such by the Department of the Treasury in consultation with the federal functional regulators.

(2) In the event that Transfer Agent detects activity as a result of the foregoing procedures which necessitates the filing by Transfer Agent of a Currency Transaction Report or other similar report or notice to OFAC, Transfer Agent shall promptly notify the Fund and consult with the Fund’s AML Officer and LMIS’ chief AML compliance officer regarding the appropriate steps. Transfer Agent shall notify the Fund and, where appropriate, LMIS’ AML Officer no later than 25 days after Transfer Agent determines activity may necessitate the filing of a SAR.

(g) CIP Services. To enable the Fund and LMIS to comply with their CIP pursuant to regulations issued under Section 326 of the Act, Transfer Agent shall perform the following functions:

(1) Implement procedures under which new accounts in the Fund are not established unless Transfer Agent has first obtained the name, date of birth (for natural persons only), address, and government-issued identification number as described in 31 CFR § 1024.220 for the Fund or § 1023.220 for LMIS (collectively, the “Data Elements”) from each corresponding Customer (as defined therein).

(2) Use collected Data Elements to attempt to reasonably verify the identity of each new Customer promptly before or within a reasonable time (generally not in excess of thirty days) after each corresponding new account is opened. In compliance with CIP regulations, methods shall consist of non-documentary methods (for which Transfer Agent may use unaffiliated information vendors to assist with such verifications, providing that (i) Transfer Agent’s contract with such vendor requires the vendor to keep and maintain the confidentiality of any information provided by or obtained about a Customer and (ii) Transfer Agent has and continues to form a reasonable belief that such vendors will maintain the confidentiality of any information so described in (i)) or documentary methods, both of which Transfer Agent believes will meet the minimum requirements to comply with 31 CFR § 1024.220 or 1023.220 for LMIS, and may include procedures under which Transfer Agent personnel conduct additional research to attempt to reasonably verify the identity of Customers who were not verified by Transfer Agent’s initial attempt.

(3) Determine whether the Customer’s name appears on any list of known or suspected terrorists or terrorist organizations issued by any federal government agency and designated as such by the Department of Treasury in consultation with the federal functional regulators.

(4) Record the Data Elements in an electronic repository (or other manner that satisfies the applicable regulations and allows for reasonably easy and prompt retrieval of the Data Elements) designed for this purpose and maintain records relating to verification of new Customers consistent with the applicable CIP regulations at 31 CFR Part X.

(5) Report regularly to the Fund’s AML Officer about measures taken, results obtained and Customers for which identities cannot be verified under paragraphs (1)-(4) above.

(6) Notify prospective Customers, consistent with 31 CFR § 1024.220(a)(5), about the Fund’s CIP or § 1023.220(a)(5) for LMIS; if Transfer Agent provides services by which prospective Customers may subscribe for shares in the Fund via the Internet, by telephone, or by application that is mailed to Transfer Agent, Transfer Agent shall work with the Fund and LMIS to notify prospective Customers about the Fund’s or LMIS CIP.

(7) Transfer Agent shall notify the Fund and, where appropriate, LMIS’ AML Officer no later than 25 days after Transfer Agent determines activity may necessitate the filing of a SAR.

(8) Timely file SARs with FinCEN through the BSA E-Filing System in accordance with applicable regulations, maintain the required records in compliance with 31 CFR § 1024.320 or § 1023.320 for LMIS and, as permitted, Transfer Agent shall submit a copy of the filed SAR with filing confirmation attached to the Fund’s or LMIS’ AML Officer within a reasonable time after its filing.

(9) Certify to the Fund and/or LMIS no less frequently than annually, in a form that is mutually acceptable to the Fund, LMIS and Transfer Agent, that Transfer Agent has implemented the Fund’s and LMIS’ AML program, and that Transfer Agent will perform the specific AML obligations of the Fund and LMIS set forth in this Agreement, consistent with the Act and the implementing regulations thereunder which are applicable to the Fund and LMIS.

(10) Set forth on a separate fee schedule compensation amounts due for CIP and other AML services pursuant to this Agreement.

(11) The Fund and LMIS agree that Transfer Agent is not required to implement CIP procedures for the Fund except in compliance with the requirements of 31 CFR § 1024.220 and § 1023.220 for LMIS and the terms of this Agreement.

(12) Notwithstanding any provision of this Agreement to the contrary, Transfer Agent need not perform any of the steps in paragraphs (1)-(10) above (or any CIP measures) with respect to any Customer who becomes a Customer of a Fund (“Fund A”) via exchange from another fund (“Fund B”) in accordance with the Customer’s privilege to exchange shares of Fund B for Fund A, provided that the other Fund B is within the same family of funds as may be provided to Transfer Agent from time to time.

(13) Transfer Agent agrees to maintain any AML information and records obtained or created as agent of the Fund or LMIS in compliance with the confidentiality requirements of the Act and to limit access to and disclosure of such information and records consistent with the requirements of applicable law.

(h) Correspondent Accounts. Transfer Agent shall establish procedures reasonably designed to prevent the opening of new correspondent accounts for foreign financial institutions, as defined in Section 312 of the Act and 31 CFR § 1010.610, in the Fund or at LMIS without first receiving the written (including fax or email) approval of a valid and complete application by the Transfer Agent.

(1) Transfer Agent shall periodically monitor new accounts and notify the Fund’s AML Officer or LMIS’ chief AML compliance officer, as appropriate, if any account has been opened for a foreign financial institution and shall obtain further instruction from such officer as to such accounts. Every three years each foreign financial institution must re-certify their status as such. If Transfer Agent does not receive a response from the foreign financial institution within 30 days, Transfer Agent will notify the Fund’s AML Officer or LMIS’ chief AML compliance officer, as appropriate.

(2) If the Fund’s AML Officer or LMIS’ chief AML compliance officer, as appropriate, directs Transfer Agent to open an account for a foreign financial institution, Transfer Agent shall conduct additional due diligence for the account in compliance with the requirements of 31 CFR § 1010.610. Transfer Agent shall determine a risk-ranking for the account pursuant to the procedures set forth below.

(3) Transfer Agent shall conduct additional due diligence for the accounts described in (2) (above) in accordance with the following:

(i) Transfer Agent shall attempt to obtain additional information about the accountholder by sending the accountholder a “foreign financial institution questionnaire,” in a form mutually agreed upon by the Fund and Transfer Agent, and shall notify the Fund’s AML Officer or LMIS’ chief AML compliance officer, as appropriate, of each such effort.

(ii) Transfer Agent shall perform an assessment of the money laundering risk presented by the account based on consideration of relevant factors in accordance with applicable law and information provided by the foreign financial institution in the financial institution questionnaire. After assessing the money laundering risk and determining a risk- ranking for the account, Transfer Agent shall notify the Fund’s AML Officer or LMIS’ chief AML compliance officer, as appropriate, of any such account with a risk-ranking of “medium” or above and obtain further instruction from the Fund. If due diligence cannot be completed with respect to such account, Transfer Agent will contact the Fund’s AML Officer or LMIS’ chief AML compliance officer, as appropriate, for further instruction.

(iii) With respect to an account that is maintained following initial due diligence review, Transfer Agent shall conduct a periodic review of the account activity (in addition to regular monitoring of the account for suspicious activities) in order to determine the consistency of account activity with the information obtained in the financial institution questionnaire as to the type, purpose, and anticipated activity of the account.

(iv) Transfer Agent shall notify the Fund’s AML Officer or LMIS’ chief AML compliance officer, as appropriate, promptly in any case where (a) an accountholder fails to complete the foreign financial institution questionnaire after forty- five (45) days from the initial mailing or after thirty (30) days from a follow-up mailing, or (b) the periodic review of account activity discloses activity inconsistent with the type, purpose, or anticipated activity of the account.

(v) Transfer Agent shall provide the Funds or LMIS with a copy of each SAR filed and the filing confirmation attached within a reasonable time after filing and shall notify the Fund’s AML Officer or LMIS’ chief AML compliance officer promptly if any further communication is received from the U.S. Department of the Treasury or other law enforcement agencies regarding the SAR.

(vi) For the purposes of this Section 8, notification or correspondence with the Fund’s AML Officer shall be deemed notification to LMIS and LMIS’ chief AML compliance officer.

(i) Travel Rule. Transfer Agent shall establish procedures with respect to certain transmittals of funds and the related recordkeeping that are reasonably designed to implement the Fund’s and LMIS’ obligations under the Recordkeeping and Travel Rule pursuant to 31 CFR § 1010.410(e) as applicable.

9. Market-Timing/Late Trading.

(a) Transfer Agent shall provide each Fund and its officers with assistance in monitoring, coordinating and reporting late trading of shares as the Funds and BNYM shall mutually agree.

(b) In order to assist a Fund with compliance with the Fund’s policies and procedures related to market timing activity or late trading, Transfer Agent shall, in accordance with the procedures established from time to time by the Fund and Transfer Agent, provide the following services:

(i) Produce with respect to each business day a standard file (or other file that the Funds and BNYM mutually agree to in writing) containing such information, such as short term trader reports, generated from the Transfer Agent’s system, and transmit the file to AccessData;

(ii) Upon Written Instructions from a Fund, take such action authorized by the Prospectus as the Fund so instructs against any shareholder and/or broker determined by the Fund to have been engaging in market timing activity or late trading.

(iii) Date and time stamp orders for purchase, transfer, or redemption of Shares received by Transfer Agent.

(c) Transfer Agent shall not treat trades as late if an Authorized Trading Person has provided Transfer Agent with Written Instructions that the dealer or other intermediary can, consistent with the Fund’s Prospectus, provide trades in good order after the close of trading provided in a Fund’s Prospectus (but prior to the designated cut-off time in the Written Instructions).

10. “As Of” Transactions. Transfer Agent shall process, handle and account for all “as of” transactions in compliance with mutually agreed upon procedures, which may be amended from time to time (“As-Of Procedures”). For purposes of this Section 10, “as of” transactions are the adjustments made on the Fund’s accounting records to correct certain actions in accordance with the As-Of Procedures, such as (i) the failure by Transfer Agent to timely process orders, enter an order as requested, or enter an order in error and/or (ii) the failure by financial intermediaries or institutional investors to transmit an order properly, or the cancellation of orders by such financial intermediaries or institutional investors.

11. Description of Services.

(a) Services provided on an ongoing basis, if applicable:

(i) From Fund System Data, calculate 12b-1 payments to financial intermediaries, including brokers, and financial intermediary trail commissions. “Fund System Data” is hereby defined to mean the data provided to BNYM in the ordinary course of its providing services under this Agreement;

(ii) Develop, monitor and maintain, in consultation with the Fund, all systems necessary to implement and operate the multi-class distribution system, including Class B conversion feature or similar conversion feature for other Classes, as described in the registration statement and related documents of the Fund, as they may be amended from time to time;

(iii) From Fund System Data, calculate contingent deferred sales charge amounts and redemption fees upon redemption of Fund shares and deduct such amounts from redemption proceeds;

(iv) From Fund System Data, calculate front-end sales load amounts at time of purchase of shares;

(v) From Fund System Data, determine dates of Class B or similar conversion and effect the same;

(vi) Establish and maintain proper Shareholder registrations;

(vii) Review new applications and correspond with Shareholders to complete or correct information;

(viii) Issue dividend checks in accordance with agreed-upon procedures;

(ix) Direct payment processing of checks or wires in accordance with agreed-upon procedures;

(x) Provide toll-free lines for direct Shareholder use, plus customer liaison staff for on-line inquiry response;

(xi) As requested by a Fund by Written Instruction, send duplicate confirmations to broker-dealers of their clients’ activity, whether executed through the broker-dealer or directly with Transfer Agent;

(xii) Provide periodic Shareholder lists, outstanding Share and Class calculations and related statistics to the Fund;

(xiii) Provide detailed data for underwriter/broker confirmations;

(xiv) Prepare and mail required calendar and taxable year-end tax and statement information (including forms 1099- DIV and 1099-B and accompanying statements) to Shareholder accounts disclosed on its books and records;

(xv) Notify on a daily basis the investment adviser, accounting agent, and Custodian of fund activity;

(xvi) Withhold taxes on Shareholder accounts as required by applicable U.S. federal, state or local law;

(xvii) Maintain and process letters of accumulation and automatic investment plans;

(xviii) Receive information from third-party administrators to record either plan level or individual participant level information, as require;

(xix) Perform other services with respect to participating broker-dealers or Shareholders as may be agreed upon from time to time;

(xx) Monitor account balances for purposes of determining small account fees; and

(xxi) Effecting mandatory redemption (solely pursuant to the Fund Prospectus or other proper authorization).

(b) Services provided by Transfer Agent under Oral Instructions or Written Instructions:

(i) Accept and post daily Fund and Class purchases and redemptions; and

(ii) Accept, post and perform Shareholder transfers and exchanges.

(c) Shareholder Account Services.

(i) Transfer Agent will arrange, in accordance with the appropriate Fund’s or Portfolio’s Prospectus, for issuance of Shares obtained through:

– The transfer of funds from Shareholders’ accounts at financial institutions, provided Transfer Agent received advance Oral or Written Instructions of such transfer;

– Any pre-authorized check plan;

– Direct purchases through broker wire orders, checks and applications in accordance with agreed-upon procedures; and

– As provided in a Fund’s Prospectus, purchases made through the contributing of eligible portfolio securities.

(ii) Transfer Agent will arrange, in accordance with the appropriate Fund’s or Portfolio’s Prospectus, for a Shareholder’s:

– Exchange of Shares for shares of another fund with which the Fund has exchange privileges, including any determination whether an exchange is subject to a sales charge;

– Automatic redemption from an account where that Shareholder participates in a systematic withdrawal plan; and/or

– Redemption of Shares from an account with a checkwriting privilege in accordance with agreed-upon procedures.

(d) Communications to Shareholders. As requested by a Fund by Written Instructions, Transfer Agent shall mail any or all communications to a Fund’s Shareholders disclosed on its books and records, which may include the following:

(i) Reports to Shareholders (including annual and semi-annual reports);

(ii) Confirmations of purchases and sales of Fund shares;

(iii) Monthly or quarterly statements;

(iv) Dividend and distribution notices;

(v) Proxy material (including preparing and certifying the accuracy and completeness of Shareholder lists in conjunction with proxy solicitations);

(vi) Tax forms (including substitute forms), accompanying information containing the information required by Section 6, and notices under Section 19 of the 1940 Act (subject to Section 6(d));

(vii) New account information;

(viii) Change of allocation;

(ix) Prospectus fulfillment; and

(x) Shareholder/information letters.

(e) Records. Transfer Agent shall maintain those records required by the securities laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by Transfer Agent hereunder with respect to Shareholder accounts or by transfer agents generally, including records of the accounts for each Shareholder showing the following information:

(i) Name, address and United States Taxpayer Identification or Social Security number;

(ii) Number and Class of Shares held;

(iii) Historical information regarding the account of each Shareholder, including dividends and distributions paid, their character (e.g., ordinary income, net capital gain, exempt-interest, foreign tax-credit and dividends received deduction eligible) for federal income tax purposes and the date, tax basis information as required by Fund policy and under applicable federal laws and regulations (including, Section 6045 of the Internal Revenue Code of 1986, as amended (the “Code”)), and price for all transactions on a Shareholder’s account;

(iv) Any stop or restraining order placed against a Shareholder’s account;

(v) Any correspondence relating to the current maintenance of a Shareholder’s account;

(vi) Information with respect to withholdings; and

(vii) Any information required in order for the transfer agent to perform any calculations contemplated or required by this Agreement.

Transfer Agent may store documents held at Transfer Agent electronically to the same extent that they would store paper documents. Thereafter, paper documents may be destroyed by the Transfer Agent provided that the electronic document is retained by the Transfer Agent to the extent permitted by applicable law. Any electronic documents stored on behalf of the Funds will be stored by the Transfer Agent in accordance with all applicable securities laws and regulations and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by Transfer Agent hereunder. The parties shall mutually agree in writing as to terms related to the retention of Fund records, including without limitation, the format, the use of an escrow agent (if any) and retention periods.

(f) Shareholder Inspection of Stock Records. Upon a request from any Shareholder to inspect stock records, Transfer Agent will notify a Fund, and the Fund will issue instructions granting or denying each such request. Unless Transfer Agent has acted contrary to a Fund’s instructions, the Fund agrees and does hereby release Transfer Agent from any liability for refusal of permission for a particular Shareholder to inspect the Fund’s Shareholder records.

(g) Rule 22c-2 Compliance. Transfer Agent and the Funds will establish mutually agreed upon procedures and services to assist the Funds with its Rule 22c-2 compliance under the 1940 Act and with any other laws and regulations applicable to transfer agent responsibilities for omnibus accounts.

(h) Rule 38a-1 Compliance. Transfer Agent has adopted and implemented written policies and procedures reasonably designed to prevent violations of the Federal Securities Laws (as defined in Rule 38a-1 under the 1940 Act) by the Transfer Agent when acting as transfer agent of the Fund. It will review, no less frequently than annually, the adequacy of the policies and procedures and the effectiveness of their implementation and will report to the Fund any material changes made to the policies and procedures since the date of the last report, and any material changes to the policies and procedures recommended as a result of the annual review. Transfer Agent will provide the Fund with a report of each Material Compliance Matter (as defined in Rule 38a-1 under the 1940 Act) that occurs, as well as, upon request, any other information reasonably required by the Fund to conduct the annual review of the policies and procedures of the Transfer Agent and the effectiveness of their implementation provided, however, under no circumstances will the foregoing be interpreted to require BNYM to (i) furnish any such information or types of information which it determines in its sole discretion, reasonably applied, to be information not provided to other parties pursuant to BNYM security requirements and is not information that BNYM is otherwise under legal or regulatory obligation to provide to the Fund or (ii) information constituting legal advice to BNYM for its sole benefit, legal analysis for BNYM’s sole benefit or legally privileged materials with the privilege belonging to BNYM. Transfer Agent agrees to provide to the Funds a mutually agreed-upon form of quarterly certification with respect to the compliance provisions under Rule 38a-1 of the 1940 Act.

(i) Sarbanes-Oxley Compliance. Transfer Agent agrees to provide to the Funds, Transfer Agent’s standard form Sarbanes- Oxley certification with respect to Transfer Agent’s performance of the services under this Agreement and its internal controls related thereto.

(j) Upon request of the Funds, Transfer Agent agrees to provide assistance with compliance of state laws, including:

(i) Reporting of transactions or holdings under “deadbeat parent” statutes;

(ii) Reporting of transactions or holdings under state tax laws; and

(iii) Withholding of state taxes on distributions from tax-exempt accounts.

12. Tax Advantaged Accounts.

(A) Certain definitions:

(i)	“Eligible Assets” means shares of the Fund and such other assets as the Fund and BNYM may mutually agree.

(ii)	“Participant” means a beneficial owner of a Custodied Account.

(iii)	“Custodied Account” means a Tax Advantaged Account with respect to which the Custodian serves as the custodian.

(iv)

“Tax Advantaged Account” means (A) any of the following accounts: (i) a Traditional, SEP, Roth, or SIMPLE individual retirement account within the meaning of Section 408 of the Code, and (ii) a Coverdell educational savings account within the meaning of Section 530 of the Code; (B) which is facilitated or sponsored by the Fund (or affiliates of the Fund’s investment advisor or management company and approved by the Fund) and with respect to which the contributions of Participants are used to purchase or invest solely in Eligible Assets.

(B) In addition to appropriate services provided to a Custodied Account and Participants in accordance with other provisions of Section 3 and this Schedule B, BNYM shall provide the following administrative services to the extent the particular administrative service is appropriate under the Code, subject to applicable terms and conditions of the Code, this Agreement, written procedures, BNYM Account Documentation (as defined below) and the Fund’s Prospectus:

(i)

Upon receipt of a properly completed application for a Custodied Account, establish a Custodied Account in one or more Funds, as appropriate, and maintain the Custodied Account thereafter in accordance with this Agreement;

(ii)

Process instructions received in good order regarding contributions, including using contribution payments actually received to purchase appropriate Eligible Assets, and keep appropriate records of contributions for tax reporting purposes;

(iii)

Effect instructions for distributions received in good order and establish and maintain a record of the types and reasons for distributions (e.g., attainment of age 59-1/2, disability, death, return of excess contributions);

(iv)	Send blank designation of beneficiary forms to Participants and process designation of beneficiary forms completed and received from Participants in good order;

(v)

Process instructions received in good order for exchanges of Shares, rollovers, direct rollovers, conversions, reconversions, recharacterizations, return of excess contributions and transfers of assets (or the proceeds of liquidated assets) to a successor custodian or successor trustee;

(vi)	Upon receipt in good order of a notification of the death of a Participant, process transfers and distributions in accordance with instructions received in good order;

(vii)

Prepare any annual reports or returns required to be prepared and/or filed by a custodian of Tax Advantaged Accounts, including, but not limited to, an annual fair market value report, Forms 1099R and 5498; and file same with the Internal Revenue Service and provide same to the Participant or Participant’s beneficiary, as applicable;

(viii)	Perform applicable federal withholding and send to the Participant or Participant’s beneficiary, as applicable, an annual TEFRA notice regarding required federal tax withholding;

(ix)

Upon the receipt after the Service Effective Date of a request to open a Custodied Account, BNYM shall provide appropriate BNYM Account Documentation to open the Custodied Account and thereafter as necessary to maintain the Custodied Account in compliance with the Code; and

(x)	BNYM shall maintain the Account Documentation in compliance with applicable provisions of the Code.

(C) BNYM shall arrange for BNYM Trust, BNY Mellon Bank or other qualified institution (which may be an affiliate of BNYM) to serve as custodian for the Tax Advantaged Accounts. The institution serving as custodian pursuant to the foregoing authorization is referred to herein as the “Custodian”. In consideration for such service and the services of the Custodian, the Fund agrees as follows:

(i)

The Fund will provide sixty (60) days advance written notice to BNYM, the Custodian and Participants in connection with a Fund liquidation or any other event or circumstance or act or course of conduct involving the Fund or assets held in a Custodied Account that would result in an involuntary liquidation of any asset held in a Custodied Account or would otherwise materially affect the Custodied Account, its operation, the rights or obligations of a Participant, any asset in a Custodied Account or the terms or provisions of a Custodied Account (“Material Event”), regardless of whether the Material Event was or was not described in an amendment to the Fund’s prospectus or statement of additional information, and reimburse BNYM and the Custodian for all reasonable costs, including costs of legal counsel, incurred in determining, in consideration of the Material Event, an appropriate course of conduct under the law, including the Code, and under agreements with Participants and in implementing the course of conduct determined to be appropriate;

(ii)	The Fund, at its cost and expense, at the request of BNYM or the Custodian and in accordance with all applicable provisions of the Code, will:

(aa)

appoint and provide for a qualified successor custodian for all Custodied Accounts in the event this Agreement expires or is terminated or if any other event or circumstance occurs which constitutes commercially reasonable cause for the Custodian to resign as custodian of the Custodied Accounts or seek appointment of a successor custodian,

(bb)	provide for any interim custodial or transfer arrangements made appropriate by any of the circumstances governed by clause (aa),

(cc)	cause all Custodied Accounts and all assets in the Custodied Accounts to transfer to such successor or interim custodians; and

(dd)	notify appropriate parties of custodial resignations and appointments.

(iii)

The Fund, at its cost and expense, will, prior to the Services Effective Date or such later date as the Fund and BNYM may agree upon as the “Transfer Date” (which is hereby defined to mean the date custody of the Tax-Advantaged Accounts is transferred from a prior custodian or trustee to the Custodian and the conversion of the Tax-Advantaged Accounts from a prior service provider to BNYM System occurs), act in accordance with clause (aa), clause (bb) or a combination of clauses (aa) and (bb), pursuant to reasonable instructions received from BNYM or the Custodian:

(aa)

where it has the right to do so, unilaterally amend account documentation of Tax-Advantaged Accounts to conform such documentation in all material respects to the BNYM Account Documentation (as defined in clause (bb) immediately below) and communicate such amendments, or furnish such amended documentation, to account owners; and

(bb)

require Participants and “Related Parties” (which is hereby defined to mean all employers, advisors or other parties involved in any manner in the creation, sponsorship or administration of Custodied Accounts or their relevant plans or involved in any other capacity with Custodied Accounts or their relevant plans) to adopt, execute or otherwise agree to “BNYM Account Documentation” (which is hereby defined to mean disclosure documents, custodial agreements, account agreements and such other forms, agreements and materials which BNYM reasonably determines to be appropriate for the establishment and administration of the Custodied Accounts or relevant plans under applicable law, including the Code, or for performance of the services provided by BNYM or the Custodian).BNYM shall not be obligated to convert to the BNYM System, or provide a Custodian for, any Tax-Advantaged Accounts of the Fund which BNYM determines are not bound by BNYM Account Documentation or by account documentation substantially similar in all material respects with the BNYM Account Documentation.

(iv)

Subsequent to the Transfer Date, at its cost and expense, the Fund will provide to persons applying to become a Participant or a Related Party, all BNYM Account Documentation that BNYM or the Custodian has most recently designated as the current version of the BNYM Account Documentation, including without limitation all privacy notices of BNYM and the Custodian, obtain the signature of all such persons on the appropriate BNYM Account Documentation, and, to the extent requested by BNYM, furnish a copy of the executed BNYM Account Documentation to BNYM. The performance by BNYM and the Custodian of the respective obligations set forth in this Section 12 subsequent to the Transfer Date shall be contingent upon the Fund’s compliance with this Section 12(C)(iv) and the Fund shall upon the reasonable request of BNYM certify to its compliance with this Section 12(C)(iv) or otherwise verify or provide verification of its compliance with this Section 12(C)(iv).

(v)

Subsequent to the Transfer Date, in the event of changes to the BNYM Account Documentation or other need to communicate in writing with Participants or Related Parties: (aa) the Custodian may directly furnish new or revised BNYM Account Documentation and any other written notifications, materials and communications which it reasonably determines to be appropriate to its role as custodian (“Related Custodian Materials”) to Participants and Related Parties at the Fund’s cost and expense, payable upon being invoiced for same, or (bb) in lieu of the distribution method provided for in clause (aa) with respect to particular BNYM Account Documentation or Related Custodian Materials, the Fund will, at its cost and expense, upon the reasonable request of BNYM or the Custodian include such items in a Fund mailing of Fund materials.

(D) In consideration for BNYM or the Custodian furnishing any one or more of the services provided for in this Section 12, the Fund shall pay to BNYM the related Fees and Reimbursable Expenses as set forth in the Fee Agreement. The Fund may direct BNYM to collect such Fees and Reimbursable Expenses from the assets in relevant Tax Advantaged Accounts upon appropriate disclosure to Participants, but shall remain responsible for such Fees and Reimbursable Expenses to the extent it does not so direct BNYM or such amounts are not collectable from the Tax Advantaged Accounts.

(E) For clarification: BNYM shall not be obligated to perform the services described in this Section 12 for Tax Advantaged Accounts with registrations that indicate that an institution other than the Custodian serves as custodian for the account under the Code.

13. Miscellaneous.

In addition to and neither in lieu nor in contravention of the services set forth above, Transfer Agent shall: (i) perform all the customary services of a transfer agent, registrar, dividend disbursing agent and agent of the dividend reinvestment and cash purchase plan as described herein consistent with those requirements set forth as at the date of this Agreement; (ii) require proper forms of instructions, signatures and signature guarantees and any necessary documents supporting the opening of Shareholder accounts, transfers and redemptions and other Shareholder account transactions, all in conformance with Transfer Agent’s present procedures with such changes or deviations therefrom as may be from time to time required or approved by a Fund, or the Fund’s counsel or Transfer Agent’s counsel and the rejection of orders or instructions not in good order in accordance with the applicable Fund Prospectus; (iii) provide to the person designated by a Fund daily Blue Sky reports generated by Transfer Agent; (iv) provide unclaimed property services as set forth in Section 14 below; and (v) maintain a current, duplicate set of a Fund’s essential records at a secure separate location in a form available and usable forthwith in the event of any breakdown or disaster disruption of Transfer Agent’s main operation.

14. Unclaimed Property Services. (if this service is elected by the Fund)

(A) Subject to the further provisions of this Section 14 and to Article 28 of the Agreement, BNYM shall employ commercially reasonable measures to comply on behalf of a Fund with the unclaimed property laws and regulations of the States and Territories of the United States (as defined below) (“Unclaimed Property Laws”) with respect to Eligible Property (as defined below). In connection with its performance of the foregoing services (“Unclaimed Property Services”), BNYM and its subcontractors shall be entitled to rely on the written advice of counsel with respect to the interpretation of and compliance with the Unclaimed Property Laws and interaction with the agencies enforcing and administering the Unclaimed Property Laws and neither shall be liable for conduct undertaken in accordance with such advice, provided such advice is a reasoned interpretation of such Unclaimed Property Laws. For purposes of the foregoing:

(i) “States and Territories of the United States” means the states of the United States of America, the District of Columbia, Guam, Puerto Rico, U.S. Virgin Islands and any territory or commonwealth of the United States of America with a formal local government substantially equivalent to a state government which subsequent to the Effective Date adopts a statute substantially similar to the Uniform Unclaimed Property Act of 1995 (or its then current successor).

(ii) “Eligible Property” means property beneficially owned by a person or entity other than the Fund and held in a bank account maintained by BNYM for or on behalf of the Fund, or property held in a Fund shareholder account, which is (x) subject to reporting or escheat under an Unclaimed Property Law, (y) of a nature or type or classification reasonably related to the services performed by BNYM under this Agreement (such as cash amounts representing non-negotiated dividend checks and shares in abandoned shareholder accounts), and (z) under the control of BNYM.

(B) BNYM shall have no liability for any Loss arising (i) with respect to Eligible Property deemed abandoned or unclaimed before the Effective Date but not reported or delivered to the applicable jurisdiction as required by an Unclaimed Property Law;

(ii) from any inaccuracy in, or from the absence of any data or information from, any records of the Fund provided to BNYM and used to perform the Unclaimed Property Services, including without limitation absences due to the failure to record the occurrence or non- occurrence of events relevant to an Unclaimed Property Law; (iii) from any other failure of any party, other than BNYM, its delegates, affiliates or sub-contractors, to comply with an Unclaimed Property Law or to perform a service required for accurate, timely and complete future compliance with an Unclaimed Property Law (collectively, “Compliance Failures”). BNYM will in good faith seek to respond in a reasonable manner to Compliance Failures of which it becomes aware, but shall have no liability for any course of conduct undertaken in accordance with the foregoing. The Fund alone shall be exclusively liable for and shall directly pay any fines, penalties, interest or other monetary liability, payment obligations or remediation requirements that arise due to a Compliance Failure. Notwithstanding any other provision of the Agreement, the Fund shall indemnify BNYM for all Loss BNYM suffers or incurs as a result of or in connection with any Compliance Failure, including without limitation any Loss suffered or incurred as a result of seeking in good faith to respond in a reasonable manner to the Compliance Failure. In addition to any fees and reimbursement of expenses that BNYM may be entitled to under Section 14, in the event BNYM performs any services in connection with Compliance Failures BNYM shall give the Fund prior notice before performing any such services and be entitled to be paid fees for such services at the rate set forth in the Fee Agreement, or if no applicable fee is set forth therein, at commercially reasonable rates (as may be agreed upon by the parties), and to a reimbursement of all reasonable expenses incurred in connection with such services, and the Fund shall pay BNYM such fees and reimburse BNYM for such expenses upon being invoiced. For clarification: BNYM may decline to provide a service if the parties fail to reach agreement on compensation.

(C) The Fund shall be the “holder” under all Unclaimed Property Laws, as that term is defined therein, and BNYM shall act solely as agent of the Fund in performing the Unclaimed Property Services. The Fund hereby authorizes BNYM to sign reports, to sign letters, to communicate with government representatives, current and former shareholders and other appropriate third parties and otherwise to act in all manners on behalf of and in the name of the Fund and to utilize all tax identification numbers or other appropriate identifying numbers or data of a Fund (“Identification Data”) in the scope and manner BNYM reasonably determines to be appropriate to perform the Unclaimed Property Services, including for clarification utilizing the Identification Data associated with each specific portfolio of the Fund (including each class, series, tier or other subdivision of a portfolio, if any) for reporting purposes if such is determined to be appropriate based on an Unclaimed Property Law. The Fund agrees to execute and deliver to BNYM all documentation or instruments reasonably requested by BNYM to evidence such authorization but agrees that the authority of BNYM to act on behalf of and in the name of the Fund as described above and to use the Identification Data shall not be diminished or revoked by the absence of such documentation or instruments, and the Fund irrevocably releases BNYM from any and all Claims against BNYM on the grounds of absence of the authority granted by the second sentence of this Section 14(C). This Section 14(C) shall survive any termination of the Agreement.

(D) The Fund agrees, upon the reasonable request of BNYM, to:

(A) execute and deliver to BNYM in a timely manner any reports, forms, documents and instruments reasonably determined by BNYM to be appropriate in connection with its performance the Unclaimed Property Services;

(B) respond in a timely manner to requests from BNYM for information and requests to review information or reports related to the Unclaimed Property Services; and

(C) Provide sufficient letterhead paper of the Fund or its electronic letterhead template for use by BNYM in communications related to the Unclaimed Property Services.

(E) The Fund agrees that upon any termination of the Agreement it will cause all property held in bank accounts maintained by BNYM for or on behalf of the Fund, and all property held in Fund shareholder accounts maintained by BNYM on a Fund’s behalf, to be transferred to the Fund or to a successor service provider and BNYM may condition completion of Deconversion Services on the completion of arrangements reasonably satisfactory to BNYM for such transfers.

15. Red Flags Services.

(1) The provisions of this Section 15 (the “Red Flags Section”) shall apply in the event the Fund elects to receive the “Red Flags Services”, which are hereby defined to mean the following services:

(i) BNYM will maintain written controls reasonably designed to detect the occurrence of Red Flags (as defined below) in connection with (i) account opening and other account activities and transactions conducted directly through BNYM with respect to Direct Accounts (as defined below), and (ii) transactions effected directly through BNYM by Covered Persons (as defined below) in

Covered Accounts (as defined below). Such controls, as they may be revised from time to time hereunder, are referred to herein as the “Controls”. Solely for purposes of the Red Flags Section, the capitalized terms below will have the respective meaning ascribed to each:

(A) “Red Flag” means a pattern, practice, or specific activity or a combination of patterns, practices or specific activities which may indicate the possible existence of Identity Theft (as defined below) affecting a Registered Owner (as defined below) or a Covered Person.

(B) “Identity Theft” means a fraud committed or attempted using the identifying information of another person without authority.

(C) “Registered Owner” means the owner of record of a Direct Account on the books and records of the Fund maintained by BNYM as registrar of the Fund (the “Fund Registry”).

(D) “Covered Person” means the owner of record of a Covered Account on the Fund Registry.

(E) “Direct Account” means an Account established directly with and through BNYM as a registered account on the Fund Registry and through which the owner of record has the ability to directly conduct account and transactional activity with and through BNYM.

(F) “Covered Account” means an Account established by a financial intermediary for another as the owner of record on the Fund Registry and through which such owner of record has the ability to conduct transactions in Fund shares directly with and through BNYM.

(G) “Account” means (1) an account holding Fund Shares with respect to which a natural person is the owner of record, and (2) any other account holding Fund Shares with respect to which there is a reasonably foreseeable risk to the particular account owner’s customers from identity theft, including financial, operational, compliance, reputation, or litigation risks.

(ii) BNYM will provide the Fund with a printed copy of or Internet viewing access to the Controls.

(iii) BNYM will notify the Fund of Red Flags which it detects and reasonably determines to indicate a significant risk of Identity Theft to a Registered Owner or Covered Person (“Possible Identity Theft”) and assist the Fund in determining the appropriate response of the Fund to the Possible Identity Theft.

(iv) BNYM will (A) engage an independent auditing firm or other similar firm of independent examiners to conduct an annual evaluation of the Controls and issue a report on the results of the evaluation (the “Evaluation Report”), and (B) furnish a copy of the Evaluation Report to the Fund; and

(v) Upon the Fund’s reasonable request on not more than a quarterly basis, issue a certification in a form determined to be appropriate by BNYM in its reasonable discretion, certifying to BNYM’s continuing compliance with the Controls after the date of the most recent Evaluation Report.

(2) The Fund agrees it is responsible for complying with and determining the applicability to the Fund of Section 114 of the Fair and Accurate Credit Transaction Act of 2003 and regulations promulgated thereunder by the SEC or other applicable regulatory body (the “Red Flags Requirements”), for determining the extent to which the Red Flags Services assist the Fund in complying with the Red Flags Requirements, and for furnishing any supplementation or augmentation to the Red Flags Services it determines to be appropriate, and that BNYM has given no advice and makes no representations with respect to such matters. This Red Flags Section shall not be interpreted in any manner which imposes a duty on BNYM to act on behalf of the Fund or otherwise, including any duty to take any action upon the occurrence of a Red Flag, other than as expressly provided for in this Red Flags Section. The Controls and the Red Flags Services may be changed at any time and from time to time by BNYM in its reasonable sole discretion to include commercially reasonable provisions appropriate to the Red Flags Requirements, as they may be constituted from time to time.

SCHEDULE D

Certain Retirement Plans and Accounts

1. Certain Employer Sponsored Defined Contribution Retirement Plan Accounts.

(a) Background. BNY Mellon Investment Servicing Trust Company served as custodian under the Transfer Agency and Services Agreement, dated as of January 1, 2006, between the Funds and BNYM (“TA Agreement”) for certain employer sponsored defined contribution retirement plan accounts which hold shares of one or more of the following Portfolios: Western Asset Core Plus Bond Fund – Class A, ClearBridge Large Cap Value Fund – Class I and the ClearBridge Mid Cap Core Fund – Class I (the “Retirement Plan Portfolios”). In connection with the termination of the TA Agreement and the conversion to the successor transfer agent, the successor transfer agent advised the Funds that it is unwilling to serve as custodian for these employer sponsored retirement plan accounts (the “Defined Contribution Accounts”). BNY Mellon Investment Servicing Trust Company resigned as custodian and the Funds contacted owners of the Defined Contribution Accounts to seek their termination through distribution or rollover to an IRA or transfer to another retirement plan provider but were unable to effect the termination of all Defined Contribution Accounts by the termination date of the TA Agreement.

(b) Each Fund agrees to continue in good faith to exert its best efforts to contact owners of the Defined Contribution Accounts in cooperation with BNY Mellon Investment Servicing Trust Company to seek a termination of the Defined Contribution Accounts. BNY Mellon Investment Servicing Trust Company agrees to continue providing the appropriate retirement plan services set forth at Section 12(b) of Schedule B to the Defined Contribution Accounts. The Funds agree to pay BNYM the relevant fees set forth in the Fee Agreement for such services.

(c) The Funds direct BNY Mellon Investment Servicing Trust Company as follows with respect to the Defined Contribution Accounts and their investments in the Retirement Plan Portfolios:

(i) Western Asset Core Plus Bond Fund – Class A should be given exchange privileges with other class A Portfolios;

(ii) ClearBridge Large Cap Value Fund – Class I and the ClearBridge Mid Cap Core Fund – Class I—in the absence of other class I Portfolios, should not be given exchange privileges with any other Portfolios.

(d) In addition, the Funds direct BNY Mellon Investment Servicing Trust Company to accept no additional contributions to the Defined Contribution Accounts and no additional purchases of shares of the Retirement Plan Portfolios or any other Portfolio, except with respect to the reinvestment of dividends and capital gain distributions into the same Retirement Plan Portfolio. BNYM agrees to terminate the Retirement Plan Portfolios from the transfer agent processing system used to perform this Agreement upon the termination of all Defined Contribution Accounts.

(e) Notwithstanding any other provision of this Agreement, in connection with the services provided by BNY Mellon Investment Servicing Trust Company under this Schedule D, BNY Mellon Investment Servicing Trust Company is an intended third- party beneficiary of the Funds’ indemnification obligations under the Agreement. In addition, the Funds agree to reimburse BNY Mellon Investment Servicing Trust Company for up to $10,000 in out-of-pocket legal expenses incurred in connection with the circumstances described in the first paragraph and the services performed pursuant to this Schedule D.

(f) Transfer Agent’s duties and responsibilities and entitlement to fees under this Schedule D and the Funds’ duties and responsibilities under this Schedule D shall commence upon the termination of the Co-Transfer Agency And Services Agreement, dated as of April 1, 2009, which provides for an initial term that expires March 31, 2014, and its replacement with this Agreement.

2. 403(b) Accounts.

(a) BYNM agrees to convert 403(b) Accounts to the transaction processing and recordkeeping system of Transfer Agent with other accounts of the Funds and to perform solely the following services:

(i)

Arrange for BNY Mellon Investment Servicing Trust Company (“BNYM Trust”), The Bank of New York Mellon (“BNY Mellon Bank”) or other qualified institution (which may be an affiliate of BNYM) to serve as custodian;

(ii)	Perform all appropriate recordkeeping services provided for other Fund shareholder accounts under this Agreement;

(iii)	Accept and process distributions from the 403(b) Accounts in accordance with instructions received in good order from the record owners and beneficiaries, as appropriate, of such accounts;

(iv)	Provide federal tax reporting appropriate to federal Form 1099-R; and

(v)

Provide to record owners of the 403(b) Accounts the custodial documents in use by BNYM as of the effective date and provide custodial documents in amendment or supplement thereto or in replacement thereof as appropriate in the commercially reasonable judgment of BNYM in accordance any changes to the Code or regulations thereunder.

(b) “403(b) Accounts” means accounts of Shareholders established under Section 403(b) of the Code prior to the execution of this Agreement that (i) have had no purchases since January 15, 2009 (other than dividend or capital gain reinvestment), (ii) have no outstanding loans, and (iii) are not participating in any special transmission file programs (such as the SPARK file) with TPA’s or other plan administrator vendors.

(c) The Funds agree they shall have the same responsibilities and obligations with respect to the 403(b) Accounts as they have with respect to the Custodied Accounts pursuant to Sections 12(C) and (D) of Schedule B.

SCHEDULE E

(dated December 19, 2013)

1.	BNY Mellon International Operations (India) Private Limited (all services)

2.	Keane Organization, Inc. (lost shareholder, abandoned property & escheat)

3.	Unclaimed Property Recovery & Reporting Inc. (lost shareholder, abandoned property & escheat)

4.	The Bank of New York Mellon (banking services)

5.	Xerox Services (print/mail services)

6.	Pitney Bowes (print/mail services)

7.

Primerica Shareholder Services, Inc. (assist financial intermediaries with a direct transfer agent relationship with the fund with providing services related to recordkeeping, account maintenance and new account applications, customer complaint inquiries and resolutions)

Addendum A

Authorized Trading Persons

The following individuals have been designated by the Fund as those who are authorized to instruct Transfer Agent pursuant to Section 9(c) of Schedule B to accept Fund transactions after the close of trading as provided in the Prospectus in good order and consistent with the Fund’s procedures for such trades. The Transfer Agent shall be entitled to rely on the following individuals’ instructions until notified in writing by the Fund that such persons are no longer Authorized Trading Persons for purposes of this Agreement.

Name	Title

Name	Title

Name	Title

Name	Title

Name	Title

Name	Title

Name	Title

Name	Title